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                                                                    EXHIBIT 25.1



                                                   Registration No. ____________


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM T-1

 STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF
            1939 OF A CORPORATION  DESIGNATED TO  ACT AS TRUSTEE


                 BANK ONE, N.A. f/k/a BANK ONE, COLUMBUS, N.A.

             Not Applicable                            31-4148768
          (State of Incorporation                   (I.R.S. Employer
          if not a national bank)                  Identification No.)

               100 East Broad Street, Columbus, Ohio  43271-0181
         (Address of trustee's principal (Zip Code) executive offices)

                                  Jon Beacham
                         c/o Bank One Trust Company, NA
                             100 East Broad Street
                           Columbus, Ohio 43271-0181
                                 (614) 248-6229
           (Name, address and telephone number of agent for service)

                          National Energy Group, Inc.
              (Exact name of obligor as specified in its charter)


Delaware                                             58-1922764

(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)                 Identification No.)


4925 Greenville Avenue                                    75206
Suite 1400, Dallas, Texas                                (Zip Code)
(Address of principal executive
office)



                         10 3/4% Series D Senior Notes
                      (Title of the Indenture securities)
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                                    GENERAL

1.       General Information.
         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency, Washington, D.C.

                 Federal Reserve Bank of Cleveland, Cleveland, Ohio

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)     Whether it is authorized to exercise corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.
         If the obligor is an affiliate of the trustee, describe each such affiliation.

         The obligor is not an affiliate of the trustee.

16.      List of Exhibits
         List below all exhibits filed as a part of this statement of eligibility and qualification. (Exhibits identified in parentheses, on file with the Commission, are incorporated herein by reference as exhibits hereto.)

Exhibit 1 - A copy of the Articles of Association of the trustee as now in effect.

Exhibit 2 - A copy of the Certificate of Authority of the trustee to commence business, see Exhibit 2 to Form T-1, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities and Exchange Commission File No. 33-50709.

Exhibit 3 - A copy of the Authorization of the trustee to exercise corporate trust powers, see Exhibit 3 to Form T-1, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities and Exchange Commission File No. 33-50709.

Exhibit 4 - A copy of the Bylaws of the trustee as now in effect.
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Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

Exhibit 7 - Report of Condition of the trustee as of the close of business on June 30, 1997, published pursuant to the requirements of the Comptroller of the Company, see attached.

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.
Items 3 through 15 are not answered pursuant to General Instruction B which requires responses to Item 1, 2 and 16 only, if the obligor is not in default.


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank One, NA, a national banking association organized under the National Banking Act, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in Columbus, Ohio, on October 10, 1997.


                                  Bank One, NA


                                        By:  /s/ Jon Beacham
                                           -----------------------------
                                                 Jon Beacham
                                                 Authorized Signer
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Exhibit 1

BANK ONE, COLUMBUS, NATIONAL ASSOCIATION

                                 ARTICLES OF ASSOCIATION

      For the purpose of organizing an association to carry on the business of banking under the laws of the United States, the following Articles of Association are entered into:

      FIRST. The title of this Association shall be BANK ONE, COLUMBUS, NATIONAL ASSOCIATION.

      SECOND. The main office of the Association shall be in Columbus, County of Franklin, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

      THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five Directors, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time-to- time by resolution of the shareholders at any annual or special meeting thereof, provided, however, that the Board of Directors, by resolution of a majority thereof, shall be authorized to increase the number of its members by not more than two between regular meetings of the shareholders. Each Director, during the full term of his directorship, shall own, as qualifying shares, the minimum number of shares of either this Association or of its parent bank holding company in accordance with the provisions of applicable law. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.





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      FOURTH.  The annual meeting of the shareholders for the election of
Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office of this Association or such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws, but if no election is held on that day, it may be held on any subsequent business day according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

      FIFTH. The authorized amount of capital stock of this Association shall be 2,073,750 shares of common stock of the par value of Ten Dollars ($10) each; but said capital stock may be increased or decreased from time-to-time, in accordance with the provisions of the laws of the United States.

             No holder of shares of the capital stock of any class of the Association shall have the preemptive or preferential right of subscription to any share of any class of stock of this Association, whether now or hereafter authorized or to any obligations convertible into stock of this Association, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time-to-time determine and at such price as the Board of Directors may from time-to-time fix.

             This Association, at any time and from time-to-time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

      SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be the Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Secretary and such other officers and employees as may be required to transact the business of this Association.





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             The Board of Directors shall have the power to define the duties of the officers and employees of this Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of this Association shall be made; to manage and administer the business and affairs of this Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

      SEVENTH. The Board of Directors shall have the power to change the location of the main office to any other place within the limits of the City of Columbus, Ohio, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of this Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

      EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

      NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 percent of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.





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      TENTH.  Every person who is or was a Director, officer or employee of the
Association or of any other corporation which he served as a Director, officer or employee at the request of the Association as part of his regularly assigned duties may be indemnified by the Association in accordance with the provisions of this paragraph against all liability (including, without limitation, judgments, fines, penalties and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter in this paragraphs as "Claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a Director, officer or employee of the Association or such other corporation, or by reason of any action taken or omitted by him in his capacity as such Director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred, provided that nothing contained in this paragraph shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority, and provided further that there shall be no indemnification of directors, officers, or employees against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. Every person who may be indemnified under the provisions of this paragraph and who has been wholly successful on the merits with respect to any Claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under this paragraph shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of





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Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that in view of all of the circumstances then surrounding the Claim, such indemnification is equitable and in the best interests of the Association. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which the Association would be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under this paragraph shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of Directors who are not parties to such Claim shall find or if independent legal counsel (who may be the regular counsel of the Association) selected by the Board of Directors or Executive Committee whether or not a disinterested quorum exists shall render their opinion that the Director, officer or employee acted in good faith in what he reasonably believed to be the best interests of the Association or such other corporation and further in the case of any criminal action or proceeding, that the Director, officer or employee reasonably believed his conduct to be lawful. Determination of any Claim by judgment adverse to a Director, officer or employee by settlement with or without Court approval or conviction upon a plea of guilty or of nolo contendere or its equivalent shall not create a presumption that a Director, officer or employee failed to meet the standards of conduct set forth in this paragraph. Expenses incurred with respect to any Claim may be advanced by the Association prior to the final disposition thereof upon receipt of an undertaking satisfactory to the Association by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification under this paragraph. The rights of indemnification provided in this paragraph shall be in addition to any rights to which any Director, officer or employee may otherwise be entitled by contract or as a matter of law.





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Every person who shall act as a Director, officer or employee of this
Association shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in this paragraph.

      ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.





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Exhibit 4

                                    BY-LAWS
                                       OF
                    BANK ONE, COLUMBUS, NATIONAL ASSOCIATION

                                   ARTICLE I
                            MEETING OF SHAREHOLDERS


SECTION 1.01. ANNUAL MEETING. The regular annual meeting of the Shareholders of the Bank for the election of Directors and for the transaction of such business as may properly come before the meeting shall be held at its main banking house, or other convenient place duly authorized by the Board of Directors, on the third Monday of January of each year, or on the next succeeding banking day, if the day fixed falls on a legal holiday. If from any cause, an election of directors is not made on the day fixed for the regular meeting of shareholders or, in the event of a legal holiday, on the next succeeding banking day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting. Notice of such annual meeting shall be given by or under the direction of the Secretary or such other officer as may be designated by the Chief Executive Officer by first-class mail, postage prepaid, to all shareholders of record of the Bank at their respective addresses as shown upon the books of the Bank mailed not less than ten days prior to the date fixed for such meeting.

SECTION 1.02. SPECIAL MEETINGS. A special meeting of the shareholders of this Bank may be called at any time by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of this Bank. The notice of any special meeting of the shareholders called by the Board of Directors, stating the time, place and purpose of the meeting, shall be given by or under the direction of the Secretary, or such other officer as is designated by the Chief Executive Officer, by first-class mail, postage prepaid, to all shareholders of





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record of the Bank at their respective addresses as shown upon the books of the
Bank, mailed not less than ten days prior to the date fixed for such meeting.

      Any special meeting of shareholders shall be conducted and its proceedings recorded in the manner prescribed in these By-Laws for annual meetings of shareholders.

SECTION 1.03. SECRETARY OF SHAREHOLDERS' MEETING. The Board of Directors may designate a person to be the Secretary of the meetings of shareholders. In the absence of a presiding officer, as designated in these By-Laws, the Board of Directors may designate a person to act as the presiding officer. In the event the Board of Directors fails to designate a person to preside at a meeting of shareholders and a Secretary of such meeting, the shareholders present or represented shall elect a person to preside and a person to serve as Secretary of the meeting.

      The Secretary of the meetings of shareholders shall cause the returns made by the judges and election and other proceedings to be recorded in the minute book of the Bank. The presiding officer shall notify the directors-elect of their election and to meet forthwith for the organization of the new board.

      The minutes of the meeting shall be signed by the presiding officer and the Secretary designated for the meeting.

SECTION 1.04. JUDGES OF ELECTION. The Board of Directors may appoint as many as three shareholders to be judges of the election, who shall hold and conduct the same, and who shall, after the election has been held, notify, in writing over their signatures, the secretary of the shareholders' meeting of the result thereof and the names of the Directors elected; provided, however, that upon failure for any reason of any judge or judges of election, so appointed by the directors, to serve, the presiding officer of the meeting shall appoint other shareholders or their proxies to fill the vacancies. The judges of election at the request of the chairman of the





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meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall notify, in writing over their signatures, the secretary of the Board of Directors of the result thereof.

SECTION 1.05. PROXIES. In all elections of Directors, each shareholder of record, who is qualified to vote under the provisions of Federal Law, shall have the right to vote the number of shares of record in his name for as many persons as there are Directors to be elected, or to cumulate such shares as provided by Federal Law. In deciding all other questions at meetings of shareholders, each shareholder shall be entitled to one vote on each share of stock of record in his name. Shareholders may vote by proxy duly authorized in writing. All proxies used at the annual meeting shall be secured for that meeting only, or any adjournment thereof, and shall be dated, and if not dated by the shareholder, shall be dated as of the date of receipt thereof. No officer or employee of this Bank may act as proxy.

SECTION 1.06. QUORUM. Holders of record of a majority of the shares of the capital stock of the Bank, eligible to be voted, present either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, but shareholders present at any meeting and constituting less than a quorum may, without further notice, adjourn the meeting from time to time until a quorum is obtained. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.





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                                 ARTICLE II
                                  DIRECTORS

SECTION 2.01. MANAGEMENT OF THE BANK. The business of the Bank shall be managed by the Board of Directors. Each director of the Bank shall be the beneficial owner of a substantial number of shares of BANC ONE CORPORATION and shall be employed either in the position of Chief Executive Officer or active leadership within his or her business, professional or community interest which shall be located within the geographic area in which the Bank operates, or as an executive officer of the Bank. A director shall not be eligible for nomination and re-election as a director of the Bank if such person's executive or leadership position within his or her business, professional or community interests which qualifies such person as a director of Bank terminates. The age of 70 is the mandatory retirement age as a director of the Bank. When a person's eligibility as director of the Bank terminates, whether because of change in share ownership, position, residency or age, within 30 days after such termination, such person shall submit his resignation as a director to be effective at the pleasure of the Board provided, however, that in no event shall such person be nominated or elected as a director. Provided, however, following a person's retirement or resignation as a director because of the age limitations herein set forth with respect to election or re-election as a director, such person may, in special or unusual circumstances, and at the discretion of the Board, be elected by the directors as a Director Emeritus of the Bank for a limited period of time. A Director Emeritus shall have the right to participate in board meetings but shall be without the power to vote and shall be subject to re-election by the Board at its organizational meeting following the Bank's annual meeting of shareholders.

SECTION 2.02. QUALIFICATIONS. Each director shall have the qualification prescribed by law. No person elected a director may exercise any of the powers of his office until he has taken the oath of such office.





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SECTION 2.03.  TERM OF OFFICE/VACANCIES.  A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, or removal from office. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Bank until such vacancy is filled by the remaining directors, and any director so appointed shall hold office for the unexpired term of his or her successor. Notwithstanding the foregoing, each director shall hold office and serve at the pleasure of the Board.

SECTION 2.04. ORGANIZATION MEETING. The directors elected by the share-holders shall meet for organization of the new board at the time fixed by the presiding officer of the annual meeting. If at the time fixed for such meeting there is no quorum present, the Directors in attendance may adjourn from time to time until a quorum is obtained. A majority of the number of Directors elected by the shareholders shall constitute a quorum for the transaction of business.

SECTION 2.05. REGULAR MEETINGS. The regular meetings of the Board of Directors shall be held on the third Monday of each calendar month excluding March and July, which meeting will be held at 4:00 p.m. When any regular meeting of the Board falls on a holiday, the meeting shall be held on such other day as the Board may previously designate or should the Board fail to so designate, on such day as the Chairman of the Board of President may fix. Whenever a quorum is not present, the directors in attendance shall adjourn the meeting to a time not later than the date fixed by the Bylaws for the next succeeding regular meeting of the Board.

SECTION 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board or President, or at the request of two or more Directors. Any special meeting may be held at such place in Franklin County, Ohio, and at such time as may be fixed in the call. Written or oral notice shall be given to each Director not later than the day next preceding the day on which special meeting is to be held, which notice may be waived in writing.





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The presence of a Director at any meeting of the Board shall be deemed a waiver of notice thereof by him. Whenever a quorum is not present the Directors in attendance shall adjourn the special meeting from day to day until a quorum is obtained.

SECTION 2.07. QUORUM. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time-to-time, and the meeting may be held, as adjourned, without further notice. When, however, less than a quorum as herein defined, but at least one-third and not less than two of the authorized number of Directors are present at a meeting of the Directors, business of the Bank may be transacted and matters before the Board approved or disapproved by the unanimous vote of the Directors present.

SECTION 2.08. COMPENSATION. Each member of the Board of Directors shall receive such fees for, and transportation expenses incident to, attendance at Board and Board Committee Meetings and such fees for service as a Director irrespective of meeting attendance as from time to time are fixed by resolution of the Board; provided, however, that payment hereunder shall not be made to a Director for meetings attended and/or Board service which are not for the Bank's sole benefit and which are concurrent and duplicative with meetings attended or board service for an affiliate of the Bank for which the Director receives payment; and provided further, that payment hereunder shall not be made in the case of any Director in the regular employment of the Bank or of one of its affiliates.

SECTION 2.09. EXECUTIVE COMMITTEE. There shall be a standing committee of the Board of Directors known as the Executive Committee which shall possess and exercise, when the Board is not in session, all powers of the Board that may lawfully be delegated. The Executive Committee shall also exercise the powers of the Board of Directors in accordance with the Provisions of the "Employees Retirement Plan" and the "Agreement and Declaration of Trust" as the same now





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exist or may be amended hereafter.  The Executive Committee shall consist of not fewer than four board members, including the Chairman of the Board and President of the Bank, one of whom, as hereinafter required by these By-laws, shall be the Chief Executive Officer. The other members of the Committee shall be appointed by the Chairman of the Board or by the President, with the approval of the Board and shall continue as members of the Executive Committee until their successors are appointed, provided, however, that any member of the Executive Committee may be removed by the Board upon a majority vote thereof at any regular or special meeting of the Board. The Chairman or President shall fill any vacancy in the Committee by the appointment of another Director, subject to the approval of the Board of Directors. The regular meetings of the Executive Committee shall be held on a regular basis as scheduled by the Board of Directors. Special meetings of the Executive Committee shall be held at the call of the Chairman or President or any two members thereof at such time or times as may be designated. In the event of the absence of any member or members of the Committee, the presiding member may appoint a member or members of the Board to fill the place or places of such absent member or members to serve during such absence. Not fewer than three members of the Committee must be present at any meeting of the Executive Committee to constitute a quorum, provided, however that with regard to any matters on which the Executive Committee shall vote, a majority of the Committee members present at the meeting at which a vote is to be taken shall not be officers of the Bank and, provided further, that if, at any meeting at which the Chairman of the Board and President are both present, Committee members who are not officers are not in the majority, then the Chairman of the Board or President, which ever of such officers is not also the Chief Executive Officer, shall not be eligible to vote at such meeting and shall not be recognized for purposes of determining if a quorum is present at such meeting. When neither the Chairman of the Board nor President are present, the Committee shall appoint a presiding officer.
The Executive Committee shall keep a record of its proceedings and report its proceedings and the action taken by it to the Board of Directors.





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SECTION 2.10  COMMUNITY REINVESTMENT ACT AND COMPLIANCE POLICY COMMITTEE.
There shall be a standing committee of the Board of Directors known as the Community Reinvestment Act and Compliance Policy Committee the duties of which shall be, at least once in each calendar year, to review, develop and recommend policies and programs related to the Bank's Community Reinvestment Act Compliance and regulatory compliance with all existing statutes, rules and regulations affecting the Bank under state and federal law. Such Committee shall provide and promptly make a full report of such review of current Bank policies with regard to Community Reinvestment Act and regulatory compliance in writing to the Board, with recommendations, if any, which may be necessary to correct any unsatisfactory conditions. Such Committee may, in its discretion, in fulfilling its duties, utilize the Community Reinvestment Act officers of the Bank, Banc One Ohio Corporation and Banc One Corporation and may engage outside Community Reinvestment Act experts, as approved by the Board, to review, develop and recommend policies and programs as herein required. The Community Reinvestment Act and regulatory compliance policies and procedures established and the recommendations made shall be consistent with, and shall supplement, the Community Reinvestment Act and regulatory compliance programs, policies and procedures of Banc One Corporation and Banc One Ohio Corporation. The Community Reinvestment Act and Compliance Policy Committee shall consist of not fewer than four board members, one of whom shall be the Chief Executive Officer and a majority of whom are not officers of the Bank. Not fewer than three members of the Committee, a majority of whom are not officers of the Bank, must be present to constitute a quorum. The Chairman of the Board or President of the Bank, whichever is not the Chief Executive Officer, shall be an ex officio member of the Community Reinvestment Act and Compliance Policy Committee. The Community Reinvestment Act and Compliance Policy Committee, whose chairman shall be appointed by the Board, shall keep a record of its proceedings and report its proceedings and the action taken by it to the Board of Directors.





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SECTION 2.11.  TRUST COMMITTEES.  There shall be two standing Committees known as the Trust Management Committee and the Trust Examination Committee appointed as hereinafter provided.

SECTION 2.12. OTHER COMMITTEES. The Board of Directors may appoint such special committees from time to time as are in its judgment necessary in the interest of the Bank.





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                                  ARTICLE III
                    OFFICERS, MANAGEMENT STAFF AND EMPLOYEES

SECTION 3.01.  OFFICERS AND MANAGEMENT STAFF.

      (a) The officers of the Bank shall include a President, Secretary and Security Officer and may include a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents) and one or more Assistant Secretaries, all of whom shall be elected by the Board. All other officers may be elected by the Board or appointed in writing by the Chief Executive Officer. The salaries of all officers elected by the Board shall be fixed by the Board. The Board from time-to-time shall designate the President or Chairman of the Board to serve as the Bank's Chief Executive Officer.

      (b) The Chairman of the Board, if any, and the President shall be elected by the Board from their own number. The President and Chairman of the Board shall be re-elected by the Board annually at the organizational meeting of the Board of Directors following the Annual Meeting of Shareholders. Such officers as the Board shall elect from their own number shall hold office from the date of their election as officers until the organization meeting of the Board of Directors following the next Annual Meeting of Shareholders, provided, however, that such officers may be relieved of their duties at any time by action of the Board in which event all the powers incident to their office shall immediately terminate.

      (c) Except as provided in the case of the elected officers who are members of the Board, all officers, whether elected or appointed, shall hold office at the pleasure of the Board. Except as otherwise limited by law or these By-laws, the Board assigns to Chief Executive Officer and/or his designees the authority to appoint and dismiss any elected or appointed officer or other member of the Bank's management staff and other employees of the Bank, as the person in charge of and responsible for any branch office, department, section, operation, function, assignment or duty in the Bank.

      (d) The management staff of the Bank shall include officers elected by the Board, officers appointed by the Chief Executive Officer, and such other persons in the employment of the Bank who, pursuant to written appointment and authorization by a duly authorized officer of the Bank, perform management functions and have management responsibilities. Any two or more offices may be held by the same person except that no person shall hold the office of Chairman of the Board and/or President and at the same time also hold the office of Secretary.

      (e) The Chief Executive Officer of the Bank and any other officer of the Bank, to the extent that such officer is authorized in writing by the Chief Executive Officer, may appoint persons other than officers who are in the employment of the Bank to serve in management positions and in connection therewith, the appointing officer may assign such title, salary, responsibilities and functions as are deemed appropriate by him, provided, however, that nothing contained herein shall be construed as placing any limitation on the authority of the Chief Executive Officer as provided in this and other sections of these By-Laws.

SECTION 3.02. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Bank shall have general and active management of the business of the Bank and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except as otherwise prescribed or limited by these By-Laws, the Chief Executive Officer shall have full right, authority and power to control all personnel, including elected and appointed officers, of the Bank, to employ or direct the employment of such personnel and officers as he may deem necessary, including the fixing of salaries and the dismissal of them at pleasure, and to define and prescribe the duties and responsibility of all Officers of the Bank, subject to such further limitations and directions as he may from time-to-time deem proper. The Chief Executive Officer shall perform all duties incident to his office and such other and further duties, as may, from time-to-time, be required of him by the Board of Directors or the shareholders. The specification of authority in these By-Laws wherever and to whomever granted shall not be construed to limit in any manner the general powers of delegation granted to the Chief Executive Officer in conducting the business of the Bank. The Chief Executive Officer or, in his absence, the Chairman of the Board or President of the Bank, as designated by the Chief Executive Officer, shall preside at all meetings of shareholders and meetings of the Board. In the absence of the Chief Executive Officer, such officer as is designated by the Chief Executive Officer shall be vested with all the powers and perform all the duties of the Chief Executive Officer as defined by these By-Laws. When designating an officer to serve in his absence, the Chief Executive Officer shall select an officer who is a member of the Board of Directors whenever such officer is available.

SECTION 3.03. POWERS OF OFFICERS AND MANAGEMENT STAFF. The Chief Executive Officer, the Chairman of the Board, the President, and those officers so designated and authorized by the Chief Executive Officer are authorized for an on behalf of the Bank, and to the extent permitted by law, to make loans and discounts; to purchase or acquire drafts, notes, stock, bonds, and other securities for investment of funds held by the Bank; to execute and purchase acceptances; to appoint, empower and direct all necessary agents and attorneys; to sign and give any notice required to be given; to demand payment and/or to declare due for any default any debt or obligation due or payable to the Bank upon demand or authorized to be declared due; to foreclose any mortgages, to exercise any option, privilege or election to forfeit, terminate, extend or renew any lease; to authorize and direct any proceedings for the collection of any money or for the enforcement of any right or obligation; to adjust, settle and compromise all claims of every kind and description in favor of or against the Bank, and to give receipts, releases and discharges therefor; to borrow money and in connection therewith to make, execute and deliver notes, bonds or other evidences of indebtedness; to pledge or hypothe- cate any securities or any stocks, bonds, notes or any property real or personal held or owned by the Bank, or to rediscount any notes or other obligations held or owned by the Bank, to employ or direct the employment of all personnel, including elected and appointed officers, and the dismissal of them at pleasure, and in furtherance of and in addition to the powers hereinabove set forth to do all such acts and to take all such proceedings as in his judgment are necessary and incidental to the operation of the Bank.

      Other persons in the employment of the Bank, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive Officer, or by an officer so designated and authorized by the chief Executive Officer, to perform the powers set forth above, subject, however, to such limitations and conditions as are set forth in the authorization given to such persons.

SECTION 3.04. SECRETARY. The Secretary or such other officers as may be designated by the Chief Executive Officer shall have supervision and control of the records of the Bank and, subject to the direction of the Chief Executive Officer, shall undertake other duties and functions usually performed by a corporate secretary. Other officers may be designated by the Chief Executive Officer or the Board of Directors as Assistant Secretary to perform the duties of the Secretary.

SECTION 3.05. EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Bank's management staff who is also a person in charge of and responsible for any department within the Bank and any other officer to the extent such officer is so designated and authorized by the Chief Executive Officer, the Chairman of the Board, the President, or any other officer who is a member of the Bank's management staff who is in charge of and responsible for any department within the Bank, are hereby authorized on behalf of the Bank to sell, assign, lease, mortgage, transfer, deliver and convey any real or personal property now or hereafter owned by or standing in the name of the Bank or its nominee, or held by this Bank as collateral security, and to execute and deliver such deeds, contracts, leases, assignments, bills of sale, transfers or other papers or documents as may be appropriate in the circumstances; to execute any loan agreement, security agreement, commitment letters and financing statements and other documents on behalf of the Bank as a lender; to execute purchase orders, documents and agreements entered into by the Bank in the ordinary course of business, relating to purchase, sale, exchange or lease of services, tangible personal property, materials and equipment for the use of the Bank; to execute powers of attorney to perform specific or general functions in the name of or on behalf of the Bank; to execute promissory notes or other instruments evidencing debt of the Bank; to execute instruments pledging or releasing securities for public funds, documents submitting public fund bids on behalf of the Bank and public fund contracts; to purchase and acquire any real or personal property including loan portfolios and to execute and deliver such agreements, contracts or other papers or documents as may be appropriate in the circumstances; to execute any indemnity and fidelity bonds, proxies or other papers or documents of like or different character necessary, desirable or incidental to the conduct of its banking business; to execute and deliver settlement agreements or other papers or documents as may be appropriate in connection with a dismissal authorized by Section 3.01(c) of these By-laws; to execute agreements, instruments, documents, contracts or other papers of like or difference character necessary, desirable or incidental to the conduct of its banking business; and to execute and deliver partial releases from and discharges or assignments of mortgages, financing statements and assignments or surrender of insurance policies, now or hereafter held by this Bank.


      The Chief Executive Officer, Chairman of the Board, President, any officer being a member of the Bank's management staff who is also a person in charge of and responsible for any department within the Bank, and any other officer of the Bank so designated and authorized by the Chief Executive Officer, Chairman of the

Board, President or any officer who is a member of the Bank's management staff who is in charge of and responsible for any department within the Bank are authorized for and on behalf of the Bank to sign and issue checks, drafts, and certificates of deposit; to sign and endorse bills of exchange, to sign and countersign foreign and domestic letters of credit, to receive and receipt for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank, to sign receipts for property acquired by or entrusted to the Bank, to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, to sign certifications of checks, to endorse and deliver checks, drafts, warrants, bills, notes, certificates of deposit and acceptances in all business transactions of the Bank.

      Other persons in the employment of the Bank and of its subsidiaries, including but not limited to officers and other members of the management staff, may be authorized by the Chief Executive Officer, Chairman of the Board, President or by an officer so designated by the Chief Executive Officer, Chairman of the Board, or President to perform the acts and to execute the documents set forth above, subject, however, to such limitations and conditions as are contained in the authorization given to such person.

SECTION 3.06. PERFORMANCE BOND. All officers and employees of the Bank shall be bonded for the honest and faithful performance of their duties for such amount as may be prescribed by the Board of Directors.

                                   ARTICLE IV
                                TRUST DEPARTMENT

SECTION 4.01. TRUST DEPARTMENT. Pursuant to the fiduciary powers granted to this Bank under the provisions of Federal Law and Regulations of the Comptroller of the Currency, there shall be maintained a separate Trust Department of the Bank, which shall be operated in the manner specified herein.

SECTION 4.02. TRUST MANAGEMENT COMMITTEE. There shall be a standing Committee known as the Trust Management Committee, consisting of at least five members, a majority of whom shall not be officers of the Bank. The Committee shall consist of the Chairman of the Board who shall be Chairman of the Com- mittee, the President, and at least three other Directors appointed by the Board of Directors and who shall continue as members of the Committee until their successors are appointed. Any vacancy in the Trust Management Committee may be filled by the Board at any regular or special meeting. In the event of the absence of any member or members, such Committee may, in its discretion, appoint members of the Board to fill the place of such absent members to serve during such absence. Three members of the Committee shall constitute a quorum. Any member of the Committee may be removed by the Board by a majority vote at any regular or special meeting of the Board. The Committee shall meet at such times as it may determine or at the call of the Chairman, or President or any two members thereof.

      The Trust Management Committee, under the general direction of the Board of Directors, shall supervise the policy of the Trust Department which shall be formulated and executed in accordance with Law, Regulations of the Comptroller of the Currency, and sound fiduciary principles.

SECTION 4.03. TRUST EXAMINATION COMMITTEE. There shall be a standing Commit-tee known as the Trust Examination Committee, consisting of three directors appointed by the Board of Directors and who shall continue as members of the committee until their successors are appointed. Such members shall not be active officers of the Bank. Two members of the Committee shall constitute a quorum. Any member of the Committee may be removed by the Board by a majority vote at any regular or special meeting of the Board. The Committee shall meet at such times as it may determine or at the call of two members thereof.

      This Committee shall, at least once during each calendar year and within fifteen months of the last such audit, or at such other time(s) as may be required by Regulations of the Comptroller of the Currency, make suitable audits of the Trust Department or cause suitable audits to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Department has been administered in accordance with Law, Regulations of the Comptroller of the Currency and sound fiduciary principles.

      The Committee shall promptly make a full report of such audits in writing to the Board of Directors of the Bank, together with a recommendation as to what action, if any, may be necessary to correct any unsatisfactory condition. A report of the audits together with the action taken thereon shall be noted in the Minutes of the Board of Directors and such report shall be a part of the records of this Bank.

SECTION 4.04. MANAGEMENT. The Trust Department shall be under the management and supervision of an officer of the Bank or of the trust affiliate of the Bank designated by and subject to the advice and direction of the Chief Executive Officer. Such officer having supervisory responsibility over the Trust Department shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and applicable regulations.

SECTION 4.05. HOLDING OF PROPERTY. Property held by the Trust Department may be carried in the name of the Bank in its fiduciary capacity, in the name of Bank, or in the name of a nominee or nominees.

SECTION 4.06. TRUST INVESTMENTS. Funds held by the Bank in a fiduciary capacity awaiting investment or distribution shall not be held uninvested or undistributed any longer than is reasonable for the proper management of the account and shall be invested in accordance with the instrument establishing a fiduciary relationship and local law. Where such instrument does not specify the character or class of investments to be made and does not vest in the Bank any discretion in the matter, funds held pursuant to such instrument shall be invested in any investment which corporate fiduciaries may invest under local law.

      The investments of each account in the Trust Department shall be kept separate from the assets of the Bank, and shall be placed in the joint custody or control of not less than two of the officers or employees of the Bank or of the trust affiliate of the Bank designated for the purpose by the Trust Management Committee.

SECTION 4.07. EXECUTION OF DOCUMENTS. The Chief Executive Officer, Chairman of the Board, President, any officer of the Trust Department, and such other officers of the trust affiliate of the Bank as are specifically designated and authorized by the Chief Executive Officer, the President, or the officer in charge of the Trust Department, are hereby authorized, on behalf of this Bank, to sell, assign, lease, mortgage, transfer, deliver and convey any real property or personal property and to purchase and acquire any real or personal property and to execute and deliver such agreements, contracts, or other papers and documents as may be appropriate in the circumstances for property now or hereafter owned by or standing in the name of this Bank, or its nominee, in any fiduciary capacity, or in the name of any principal for whom this Bank may now or hereafter be acting under a power of attorney, or as agent and to execute and deliver partial releases from any discharges or assignments or mortgages and assignments or surrender of insurance policies, to execute and deliver deeds, contracts, leases, assignments, bills of sale, transfers or such other papers or documents as may be appropriate in the circumstances for property now or hereafter held by this Bank in any fiduciary capacity or owned by any principal for whom this Bank may now or hereafter be acting under a power of attorney or as agent; to execute and deliver settlement agreements or other papers or documents as may be appropriate in connection with a dismissal authorized by Section 3.01(c) of these By-laws; provided that the signature of any such person shall be attested in each case by any officer of the Trust Department or by any other person who is specifically authorized by the Chief Executive Officer, the President or the officer in charge of the Trust Department.

      The Chief Executive Officer, Chairman of the Board, President, any officer of the Trust Department and such other officers of the trust affiliate of the Bank as are specifically designated and authorized by the Chief Executive Officer, the President, or the officer in charge of the Trust Department, or any other person or corporation as is specifically authorized by the Chief Executive Officer, the President or the officer in charge of the Trust Department, are hereby authorized on behalf of this Bank, to sign any and all pleadings and papers in probate and other court proceedings, to execute any indemnity and fidelity bonds, trust agreements, proxies or other papers or documents of like or different character necessary, desirable or incidental to the appointment of the Bank in any fiduciary capacity and the conduct of its business in any fiduciary capacity; also to foreclose any mortgage, to execute and deliver receipts for payments of principal, interest, dividends, rents, fees and payments of every kind and description paid to the Bank; to sign receipts for property acquired or entrusted to the Bank; also to sign stock or bond certificates on behalf of this Bank in any fiduciary capacity and on behalf of this Bank as transfer agent or registrar; to guarantee the genuineness of signatures on assignments of stocks, bonds or other securities, and to authenticate bonds, debentures, land or lease trust certificates or other forms of security issued pursuant to any indenture under which this Bank now or hereafter is acting as

Trustee. Any such person, as well as such other persons as are specifically authorized by the Chief Executive Officer or the officer in charge of the Trust Department, may sign checks, drafts and orders for the payment of money executed by the Trust Department in the course of its business.

SECTION 4.08. VOTING OF STOCK. The Chairman of the Board, President, any officer of the Trust Department, any officer of the trust affiliate of the Bank and such other persons as may be specifically authorized by Resolution of the Trust Management Committee or the Board of Directors, may vote shares of stock of a corporation of record on the books of the issuing company in the name of the Bank or in the name of the Bank as fiduciary, or may grant proxies for the voting of such stock of the granting if same is permitted by the instrument under which the Bank is acting in a fiduciary capacity, or by the law applicable to such fiduciary account. In the case of shares of stock which are held by a nominee of the Bank, such shares may be voted by such person(s) authorized by such nominee.

                                   ARTICLE V
                         STOCKS AND STOCK CERTIFICATES

SECTION 5.01. STOCK CERTIFICATES. The shares of stock of the Bank shall be evidenced by certificates which shall bear the signature of the Chairman of the Board, the President, or a Vice President (which signature may be engraved, printed or impressed), and shall be signed manually by the Secretary, or any other officer appointed by the Chief Executive Officer for that purpose.

      In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Bank with the same effect as if such officer had not ceased to be such at the time of its issue. Each such certificate shall bear the corporate seal of the Bank, shall recite on its fact that the stock represented thereby is transferable only upon the books of the Bank properly endorsed and shall recite such other information as is required by law and deemed appropriate by the Board. The corporate seal may be facsimile engraved or printed.

SECTION 5.02. STOCK ISSUE AND TRANSFER. The shares of stock of the Bank shall be transferable only upon the stock transfer books of the Bank and except as hereinafter provided, no transfer shall be made or new certificates issued except upon the surrender for cancellation of the certificate or certificates previously issued therefor. In the case of the loss, theft, or destruction of any certificate, a new certificate may be issued in place of such certificate upon the furnishing of any affidavit setting forth the circumstances of such loss, theft, or destruction and indemnity satisfactory to the Chairman of the Board, the President, or a Vice President. The Board of Directors, or the Chief Executive Officer, may authorize the issuance of a new certificate therefor without the furnishing of indemnity. Stock Transfer Books, in which all transfers of stock shall be recorded, shall be provided.

      The stock transfer books may be closed for a reasonable period and under such conditions as the Board of Directors may at any time determine for any meeting of shareholders, the payment of dividends or any other lawful purpose. In lieu of closing the transfer books, the Board may, in its discretion, fix a record date and hour constituting a reasonable period prior to the day designated for the holding of any meeting of the shareholders or the day appointed for the payment of any dividend or for any other purpose at the time as of which shareholders entitled to notice of and to vote at any such meeting or to receive such dividend or to be treated as shareholders for such other purpose shall be determined, and only shareholders of record at such time shall be entitled to notice of or to vote at such meeting or to receive such dividends or to be treated as shareholders for such other purpose.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION 6.01. SEAL. The impression made below is an impression of the seal adopted by the Board of Directors of BANK ONE, NA f/k/a Bank One, Columbus, NA. The Seal may be affixed by any officer of the Bank to any document executed by an authorized officer on behalf of the Bank, and any officer may certify any act, proceedings, record, instrument or authority of the Bank.

SECTION 6.02. BANKING HOURS. Subject to ratification by the Executive Committee, the Bank and each of its Branches shall be open for business on such days and during such hours as the Chief Executive Officer of the Bank shall, from time to time, prescribe.

SECTION 6.03. MINUTE BOOK. The organization papers of this Bank, the Articles of Association, the returns of the judges of elections, the By-Laws and any amendments thereto, the proceedings of all regular and special meetings of the shareholders and of the Board of Directors, and reports of the committees of the Board of Directors shall be recorded in the minute book of the Bank. The minutes of each such meeting shall be signed by the presiding Officer and attested by the secretary of the meetings.

SECTION 6.04. AMENDMENT OF BY-LAWS. These By-Laws may be amended by vote of a majority of the Directors.

EXHIBIT 6


Securities and Exchange Commission
Washington, D.C. 20549


                                    CONSENT


The undersigned, designated to act as Trustee under the Indenture for National Energy Group, Inc. described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.



                                                Bank One, NA

Dated:  October 10, 1997


                                                By:  /s/ Jon Beacham
                                                   ----------------------------
                                                         Jon Beacham
                                                      Authorized Signer

                                                                         Board of Governors of the Federal Reserve System
                                                                         OMB Number: 7100-0036
                                                                         Federal Deposit Insurance Corporation
                                                                         OMB Number: 3064-0052
                                                                         Office of the Comptroller of the Currency
                                                                         OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL                       Expires March 31, 2000
-------------------------------------------------------------------------------------------------------------------------
                                                                                                                      [1]
[LOGO]                                                                   Please refer to page i,
                                                                         Table of Contents, for
                                                                         the required disclosure
                                                                         of estimated burden.
-------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC AND FOREIGN OFFICES - FFIEC 031
                                                                        (970630)
REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1997                          -----------
                                                                       (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State    This report form is to be filed by banks with
member banks); 12 U.S.C. Section 1817 (State nonmember          branches and consolidated subsidiaries in U.S.
banks); and 12 U.S.C. Section 161 (National banks).             territories and possessions, Edge or Agreement
                                                                subsidiaries, foreign branches, consolidated
                                                                foreign subsidiaries, or International Banking
                                                                Facilities.
-------------------------------------------------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by     The Reports of Condition and Income are to be
an authorized officer and the Report of Condition must be       prepared in accordance with Federal regulatory
attested to by not less than two directors (trustees) for       authority instructions. NOTE: These instructions may
State nonmember banks and three directors for State member      in some cases differ from generally accepted
and National banks.                                             accounting principles.

I,  Richard D. Nadler, Controller                               We, the undersigned directors (trustees), attest to
   --------------------------------------------------------     the correctness of this Report of Condition
   Name and Title of Officer Authorized to Sign Report          (including the supporting schedules) and declare that
                                                                it has been examined by us and to the best of our
of the named bank do hereby declare that these Reports of       knowledge and belief has been prepared in conformance
Condition and Income (including the supporting schedules)       with the instructions issued by the appropriate
have been prepared in conformance with the instructions         Federal regulatory authority and is true and correct.
issued by the appropriate Federal regulatory authority and
are true to the best of my knowledge and belief.                /s/
                                                                -----------------------------------------------------
                                                                Director (Trustee)
/s/  R. D. NADLER
-------------------------------------------------------------   /s/ ALEX SHUMATE
Signature of Officer Authorized to Sign Report                  -----------------------------------------------------
                                                                Director (Trustee)

     July 29, 1997                                              /s/ [ILLEGIBLE]
-------------------------------------------------------------   -----------------------------------------------------
Date of Signature                                               Director (Trustee)
                                                                /s/ DAVID P. RAUER
-------------------------------------------------------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the     NATIONAL BANKS: Return the original only in the
appropriate Federal Reserve District Bank.                      special return address envelope provided. If express
                                                                mail is used in lieu of the special return address
STATE NONMEMBER BANKS: Return the original only in the          envelope, return the original only to the FDIC, c/o
special return address envelope provided. If express mail is    Quality Data Systems, 2127 Espey Court, Suite 204,
used in lieu of the special return address envelope, return     Crofton, MD 21114.
the original only to the FDIC, c/o Quality Data Systems,
2127 Espey Court, Suite 204, Crofton, MD 21114.
-------------------------------------------------------------------------------------------------------------------------
FDIC Certificate Number   06559
                        ---------                               Banks should affix the address label in this space.
                       (RCRI 9050)                              Bank One, N.A.
                                                                ---------------------------------------------------------
                                                                Legal Title of Bank (TEXT 9010)

                                                                100 East Broad Street, OH1-1066
                                                                ---------------------------------------------------------
                                                                City (TEXT 9130)

                                                                Columbus, OH                             43271-1066
                                                                ---------------------------------------------------------
                                                                State Abbrev. (TEXT 9200)            ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

                                                                                                            FFIEC 031
                                                                                                            Page i
                                                                                                               [2]

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices
---------------------------------------------------------------------------------------------------------------------
TABLE OF CONTENTS

SIGNATURE PAGE                                          Cover   REPORT OF CONDITION
REPORT OF INCOME
Schedule RI--Income Statement  . . . . . . . . . . RI-1, 2, 3   Schedule RC--Balance Sheet . . . . . . . . . . RC-1, 2
Schedule RI-A--Changes in Equity Capital . . . . . . . . RI-4   Schedule RC-A--Cash and Balances Due
Schedule RI-B--Charge-offs and Recoveries and                      From Depository Institutions  . . . . . . . .  RC-3
  Changes in Allowance for Loan and Lease                       Schedule RC-B--Securities  . . . . . . . .  RC-3, 4, 5
  Losses  . . . . . . . . . . . . . . . . . . . . .   RI-4, 5   Schedule RC-C--Loans and Lease Financing
Schedule RI-D--Income from                                        Receivables:
  International Operations  . . . . . . . . . . . . . .  RI-6     Part I. Loans and Leases  . . . . . . .  RC-6, 7, 8
Schedule RI-E--Explanations  . . . . . . . . . . . .  RI-7, 8     Part II. Loans to Small Businesses and
                                                                    Small Farms (included in the forms for
                                                                    June 30 only) . . . . . . . . . . . . . RC-8a, 8b
                                                                Schedule RC-D--Trading Assets and Liabilities
                                                                  (to be completed only by selected banks)  . .  RC-8
                                                                Schedule RC-E--Deposit Liabilities. . .  RC-9, 10, 11
                                                                Schedule RC-F--Other Assets . . . . . . . . . . RC-11
                                                                Schedule RC-G--Other Liabilities. . . . . . . . RC-11
                                                                Schedule RC-H--Selected Balance Sheet Items
                                                                  for Domestic Offices  . . . . . . . . . . . . RC-12
                                                                Schedule RC-I--Selected Assets and Liabilities
DISCLOSURE OF ESTIMATED BURDEN                                    of IBFs . . . . . . . . . . . . . . . . . . . RC-13
                                                                Schedule RC-K--Quarterly Averages . . . . . . . RC-13
The estimated average burden associated with this               Schedule RC-L--Off-Balance Sheet
information collection is 34.1 hours per respondent and is        Items . . . . . . . . . . . . . . . . RC-14, 15, 16
estimated to vary from 15 to 400 hours per response,            Schedule RC-M--Memoranda . . . . . . . . . .RC-17, 18
depending on individual circumstances. Burden estimates         Schedule RC-N--Past Due and Nonaccrual
include the time for reviewing instructions, gathering and        Loans, Leases, and Other Assets . . . . . RC-19, 20
maintaining data in the required form, and completing the       Schedule RC-O--Other Data for Deposit
information collection, but exclude the time for compiling        Insurance Assessments . . . . . . . . . . RC-21, 22
and maintaining business records in the normal course of a      Schedule RC-R--Risk-Based Capital  . . . . .RC-23, 24
respondent's activities.  A Federal agency may not conduct      Optional Narrative Statement Concerning the
or sponsor, and an organization (or a person) is not              Amounts Reported in the Reports
required to respond to a collection of information, unless        of Condition and Income . . . . . . . . . . . RC-25
it displays a currently valid OMB control number.
Comments concerning the accuracy of this burden estimate        SPECIAL REPORT (TO BE COMPLETED BY ALL BANKS)
and suggestions for reducing this burden should be
directed to the Office of Information and Regulatory Affairs,
Office of Management and Budget, Washington, D.C. 20503,
and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429

For information or assistance, National and State nonmember banks should contact the FDIC's Call Reports Analysis
Unit, 550 17th Street, NW, Washington D.C. 20429, toll free on (800) 688-FDIC (3342), Monday through Friday between
8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-1
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [3]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1997 -- JUNE 30, 1997

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

SCHEDULE RI -- INCOME STATEMENT

                                                                                                      -------
                                                                                                      I480 <-
                                                                                           ------------------
                                                                                  Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
1. Interest income:
   a. Interest and fee income on loans:
      (1) In domestic offices:
          (a) Loans secured by real estate...............................................  4011       254,674     1.a.(1)(a)
          (b) Loans to depository institutions...........................................  4019             0     1.a.(1)(b)
          (c) Loans to finance agricultural production and other loans to farmers........  4024        43,938     1.a.(1)(c)
          (d) Commercial and industrial loans............................................  4012       106,558     1.a.(1)(d)
          (e) Acceptances of other banks.................................................  4026             0     1.a.(1)(e)
          (f) Loans to individuals for household, family, and other personal expenditures:
              (1) Credit cards and related plans.........................................  4054       572,499     1.a.(1)(f)(1)
              (2) Other..................................................................  4055       195,982     1.a.(1)(f)(2)
          (g) Loans to foreign governments and official institutions.....................  4056             0     1.a.(1)(g)
          (h) Obligations (other than securities and leases) of states and political subdivisions in the U.S.:
              (1) Taxable obligations....................................................  4503         1,700     1.a.(1)(h)(1)
              (2) Tax-exempt obligations.................................................  4504           642     1.a.(1)(h)(2)
          (i) All other loans in domestic offices........................................  4058         8,311     1.a.(1)(i)
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs..................  4059             0     1.a.(2)
   b. Income from lease financing receivables:
      (1) Taxable leases.................................................................  4505        69,072     1.b.(1)
      (2) Tax-exempt leases..............................................................  4307             0     1.b.(2)
   c. Interest income on balances due from depository institutions:(1)
      (1) In domestic offices............................................................  4105            47     1.c.(1)
      (2) In foreign offices, Edge and Agreement subsidiaries, and IBFs..................  4106         1,072     1.c.(2)
   d. Interest and dividend income on securities:
      (1) U.S. Treasury securities and U.S. Government agency and corporation
          obligations....................................................................  4027        71,277     1.d.(1)
      (2) Securities issued by states and political subdivisions in the U.S.:
          (a) Taxable securities.........................................................  4506            57     1.d.(2)(a)
          (b) Tax-exempt securities......................................................  4507         9,090     1.d.(2)(b)
      (3) Other domestic debt securities.................................................  3657         2,433     1.d.(3)
      (4) Foreign debt securities........................................................  3658           166     1.d.(4)
      (5) Equity securities (including investments in mutual funds)......................  3659           694     1.d.(5)
   e. Interest income from assets held in trading accounts...............................  4069             0     1.e.

---------------
(1) Includes interest income on time certificates of deposit not held for trading.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-2
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [4]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST

Schedule RI--Continued
--------------------------------------------------------------------------------

                                                                                   ------------------
                                                                                         Year-to-date
                                                                                   ------------------
                                                      Dollar Amounts in Thousands  RIAD  Bil Mil Thou
-----------------------------------------------------------------------------------------------------
 1.  Interest income (continued)
     f. Interest income on federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
        and Agreement subsidiaries, and in IBFs..................................  4020        11,826     1.f
     g. Total interest income (sum of items 1.a through 1.f).....................  4107     1,350,038     1.g
 2.  Interest expense:
     a.   Interest on deposits:
          (1) Interest on deposits in domestic offices:
              (a) Transaction accounts (NOW accounts, ATS accounts, and telephone
                  and preauthorized transfer accounts)...........................  4508         3,346     2.a.(1)(a)
              (b) Nontransaction accounts:
                  (1) Money market deposit accounts (MMDAs)......................  4509        84,811     2.a.(1)(b)(1)
                  (2) Other savings deposits.....................................  4511        31,196     2.a.(1)(b)(2)
                  (3) Time deposits of $100,000 or more..........................  4174        42,777     2.a.(1)(b)(3)
                  (4) Time deposits of less than $100,000........................  4512       117,581     2.a.(1)(b)(4)
          (2) Interest on deposits in foreign offices, Edge and Agreement
              subsidiaries, and IBFs.............................................  4172        32,468     2.a.(2)
     b.  Expense of federal funds purchased and securities sold under
          agreements to repurchase ..............................................  4180        91,259     2.b.
     c.   Interest on demand notes issued to the U.S. Treasury, trading
          liabilities, and on other borrowed money...............................  4185        89,756     2.c.
     d.   Not applicable
     e.   Interest on subordinated notes and debentures..........................  4200        14,993     2.e.
     f.   Total interest expense (sum of items 2.a through 2.e)..................  4073       508,187     2.f.
  3. Net interest income (item 1.g minus 2.f)....................................                         RIAD 4074    841,851  3.
  4. Provisions:
     a.   Provision for loan and lease losses....................................                         RIAD 4230    322,540  4.a.
     b.   Provision for allocated transfer risk..................................                         RIAD 4243          0  4.b.
  5. Noninterest income:
     a.   Income from fiduciary activities.......................................  4070        27,508     5.a.
     b.   Service charges on deposit accounts in domestic offices................  4080        56,194     5.b.
     c.   Trading revenue (must equal Schedule RI, sum of Memorandum
          items 8.a through 8.d).................................................  A220           512     5.c.
     d.-e. Not applicable
     f.   Other noninterest income:
          (1) Other fee income...................................................  5407       223,449     5.f.(1)
          (2) All other noninterest income*......................................  5408        41,472     5.f.(2)
     g.   Total noninterest income (sum of items 5.a through 5.f)................                         RIAD 4079    349,135  5.g.
  6. a.   Realized gains (losses) on held-to-maturity securities.................                         RIAD 3521        (51) 6.a.
     b.   Realized gains (losses) on available-for-sale securities...............                         RIAD 3196       3,124 6.b.
  7. Noninterest expense:
     a.   Salaries and employee benefits.........................................  4135       157,550     7.a.
     b.   Expenses of premises and fixed assets (net of rental income)
          (excluding salaries and employee benefits and mortgage interest).......  4217        43,199     7.b.
     c.   Other noninterest expense*.............................................  4092       460,339     7.c.
     d.   Total noninterest expense (sum of items 7.a through 7.c)...............                         RIAD 4093    661,088  7.d.
  8. Income (loss) before income taxes and extraordinary items and other
     adjustments (item 3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)...                         RIAD 4301    210,431  8.
  9. Applicable income taxes (on item 8).........................................                         RIAD 4302     68,331  9.
 10. Income (loss) before extraordinary items and other adjustments
     (item 8 minus 9)............................................................                         RIAD 4300    142,100  10.
 11. Extraordinary items and other adjustments, net of income taxes* ............                         RIAD 4320          0  11.c
 12. Net income (loss) (sum of items 10 and 11)..................................                         RIAD 4340    142,100   12.

---------------

*Describe on Schedule RI-E -- Explanations.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-3
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [5]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST

Schedule RI -- Continued


                                                                                                             1481 <-

                                                                                 Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
Memoranda
1. Interest expense incurred to carry tax-exempt securities, loans, and leases          RIAD    Year-to-Date
   acquired after August 7, 1986, that is not deductible for federal income             ----
   tax purposes....................................................................     4513             568          M.1
2. Income from the sale and servicing of mutual funds and annuities in domestic
   offices (included in Schedule RI, item 8).......................................     8431           4,193          M.2.
3.-4. Not applicable
5. Number of full-time equivalent employees on payroll at end of current                              Number
   period (round to nearest whole number)..........................................     4150           8,404          M.5.
6. Not applicable
7. If the reporting bank has restated its balance sheet as a result of applying
   push down accounting this calendar year, report the date of the bank's                     CCYY / MM / DD
   acquisition.....................................................................     9106              NA          M.7.
8. Trading revenue (from cash instruments and off-balance sheet derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c.):
   a. Interest rate exposures......................................................     8757               0          M.8.a.
   b. Foreign exchange exposures...................................................     8758             512          M.8.b.
   c. Equity security and index exposures..........................................     8759               0          M.8.c.
   d. Commodity and other exposures................................................     8760               0          M.8.d.
9. Impact on income of off-balance sheet derivatives held for purposes other than trading:
   a. Net increase (decrease) to interest income...................................     8761          (2,560)         M.9.a.
   b. Net (increase) decrease to interest expense..................................     8762            (120)         M.9.b.
   c. Other (noninterest) allocations..............................................     8763           1,609          M.9.c.
10.Credit losses on off-balance sheet derivatives (see instructions)...............     A251               0          M.10
11.Does the reporting bank have a Subchapter S election in effect for federal                       Yes / No
   income tax purposes for the current tax year ?..................................     A530              N/A         M.11
12.Deferred portion of total applicable income taxes included in Schedule RI, items
   9 and 11 (to be reported with the December Report of Income)....................     4772              N/A         M.12


------------
(1) For example, a bank acquired on June 1, 1997, would report 1997/06/01 *Describe on Schedule RI-E--Explanations.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-4
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037                               [6]
FDIC Certificate No.:    06559
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RI-A -- Changes in Equity Capital

Indicate decreases and losses in parentheses.
                                                                        I483 <-



                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------
                                                                                         RIAD
 1. Total equity capital originally reported in the December 31, 1994, Reports of        ----
    Condition and Income..............................................................   3215     1,984,336         1.
 2. Equity capital adjustments from amended Reports of Income, net*...................   3216             0         2.
 3. Amended balance end of previous calendar year (sum of items 1 and 2)..............   3217     1,984,336         3.
 4. Net income (loss) (must equal Schedule RI, item 12)...............................   4340       142,100         4.
 5. Sale, conversion, acquisition, or retirement of capital stock, net................   4346             0         5.
 6. Changes incident to business combinations, net....................................   4356             0         6.
 7. LESS: Cash dividends declared on preferred stock..................................   4470             0         7.
 8. LESS: Cash dividends declared on common stock.....................................   4460        51,500         8.
 9. Cumulative effect of changes in accounting principles from prior years* (see
    instructions for this schedule)...................................................   4411       156,964         9.
10. Corrections of material accounting errors from prior years* (see instructions
    for this schedule)................................................................   4412             0        10.
11. Change in net unrealized holding gains (losses) on available-for-sale
    securities........................................................................   8433        (4,235)       11.
12. Foreign currency translation adjustments..........................................   4414             0        12.
13. Other transactions with parent holding company* (not included in item 5, 7, or
    8 above)..........................................................................   4415        98,618        13.
14. Total equity capital end of current period (sum of items 3 through 13) (must
    equal Schedule RC, item 28).......................................................   3210     2,326,283        14.
                                                                                         ------------------

---------------

* Describe on Schedule RI-E -- Explanations.

Schedule RI-B -- Charge-offs and Recoveries and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.


                                                                                                                     I486 <-

                                                                                    Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
                                                                              ----Calendar year-to-date----
                                                                           (Column A)                 (Column B)
                                                                         RIAD   Charge-offs   RIAD    Recoveries
                                                                         ----                 ----
1. Loans secured by real estate:
   a. To U.S. addressees (domicile)....................................  4651         5,426   4661        2,236     1.a.
   b. To non-U.S. addressees (domicile)................................  4652             0   4662            0     1.b.
2. Loans to depository institutions and acceptances of other banks:
   a. To U.S. banks and other U.S. depository institutions.............  4653             0   4663            0     2.a.
   b. To foreign banks.................................................  4654             0   4664            0     2.b.
3. Loans to finance agricultural production and other loans to
   farmers.............................................................  4655            50   4665           52     3.
4. Commercial and industrial loans:
   a. To U.S. addressees (domicile)....................................  4645         8,814   4617        1,457     4.a.
   b. To non-U.S. addressees (domicile)................................  4646             0   4618            0     4.b.
5. Loans to individuals for household, family, and other personal expenditures:
   a. Credit cards and related plans...................................  4656       258,297   4666       42,765     5.a.
   b. Other (includes single payment, installment, and all student
      loans)...........................................................  4657        56,069   4667       21,650     5.b.
6. Loans to foreign governments and official institutions..............  4643             0   4627            0     6.
7. All other loans.....................................................  4644            15   4628           99     7.
8. Lease financing receivables:
   a. Of U.S. addressees (domicile)....................................  4658         5,425   4668        1,412     8.a.
   b. Of non-U.S. addressees (domicile)................................  4659             0   4669            0     8.b.
9. Total (sum of items 1 through 8)....................................  4635       334,096   4605       69,671     9.
                                                                         --------------------------------------


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-5
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [7]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RI-B -- Continued

Part I. Continued


Memoranda
                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
                                                                              (Column A)           (Column B)
                                                                            RIAD Charge-offs   RIAD Recoveries
                                                                            ----                ----
1.-3. Not applicable.
4.    Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in
      Schedule RI-B, part I, items 4 and 7, above.........................  5409        22     5410            3     M.4.
5.    Loans secured by real estate in domestic offices (included in
      Schedule RI-B, part 1, item 1, above):
      a. Construction and land development................................  3582       224     3583           76     M.5.a.
      b. Secured by farmland..............................................  3584         0     3585            5     M.5.b.
      c. Secured by 1-4 family residential properties:
         (1) Revolving, open-end loans secured by 1-4 family residential
             properties and extended under lines of credit................  5411      3833     5412          871     M.5.c.(1)
         (2) All other loans secured by 1-4 family residential
             properties...................................................  5413      1019     5414          343     M.5.c.(2)
      d. Secured by multifamily (5 or more) residential properties........  3588       154     3589          251     M.5.d.
      e. Secured by nonfarm nonresidential properties.....................  3590       196     3591          690     M.5.e.
                                                                            ------------------------------------

Part II. Changes In Allowance For Loan And Lease Losses


                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------
                                                                                                  RIAD
                                                                                                  ----
1. Balance originally reported in the December 31, 1996, Reports of Condition and Income........  3124      254,594     1.
2. Recoveries (must equal part I, item 9, column B above).......................................  4605       69,671     2.
3. LESS: Charge-offs (must equal part I, item 9, column A above)................................  4635      334,096     3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a).......................  4230      322,540     4.
5. Adjustments * (see instructions for this schedule)...........................................  4815      241,181     5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC,
     item 4.b)..................................................................................  3123      553,890     6.

--------------
 *Describe on Schedule RI-E-Explanations.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-6
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [8]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST



Schedule RI-D--Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

Part I. Estimated Income from International Operations



                                                                                                                            I492 <-

                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
1. Interest income and expense booked at foreign offices, Edge and Agreement                       RIAD         Year-to-Date
   Subsidiaries, and IBFs:                                                                         ----
   a. Interest income booked ....................................................................  4837                  N/A    1.a.
   b. Interest expense booked ...................................................................  4838                  N/A    1.b.
   c. Net interest income booked at foreign offices, Edge and Agreement subsidiaries,
      and IBFs (item 1.a minus 1.b) .............................................................  4839                  N/A    1.c.
2. Adjustments for booking location of international operations:
   a. Net interest income attributable to international operations booked at domestic offices ...  4840                  N/A    2.a.
   b. Net interest income attributable to domestic business booked at foreign offices ...........  4841                  N/A    2.b.
   c. Net booking location adjustment (item 2.a minus 2.b) ......................................  4842                  N/A    2.c.
3. Noninterest income and expense attributable to international operations:
   a. Noninterest income attributable to international operations ...............................  4097                  N/A    3.a.
   b. Provision for loan and lease losses attributable to international operations ..............  4235                  N/A    3.b.
   c. Other noninterest expense attributable to international operations ........................  4239                  N/A    3.c.
   d. Net noninterest income (expense) attributable to international operations (item 3.a minus
      3.b and 3.c)...............................................................................  4843                  N/A    3.d.
4. Estimated pretax income attributable to international operations before capital allocation
   adjustment (sum of items 1.c, 2.c, and 3.d) ..................................................  4844                  N/A    4.
5. Adjustment to pretax income for internal allocations to international operations to reflect
   the effects of equity capital on overall bank funding costs ..................................  4845                  N/A    5.
6. Estimated pretax income attributable to international operations after capital allocation
   adjustment (sum of items 4 and 5) ............................................................  4846                  N/A    6.
7. Income taxes attributable to income from international operations as estimated in Item 6 .....  4797                  N/A    7.
8. Estimated net income attributable to international operations (item 6 minus 7) ...............  4341                  N/A    8.


Memoranda


                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   RIAD
                                                                                                   ----
1. Intracompany interest income included in item 1.a above ......................................  4847                  N/A    M.1.
2. Intracompany interest expense included in item 1.b above .....................................  4848                  N/A    M.2.


Part II. Supplementary Details on Income from International Operations Required by the Departments of Commerce and Treasury for Purposes of the U.S. International Accounts and the U.S. National Income and Product Accounts





                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   RIAD         Year-to-Date
                                                                                                   ----
1. Interest income booked at IBFs ...............................................................  4849                  N/A    1.
2. Interest expense booked at IBFs...............................................................  4850                  N/A    2.
3. Noninterest income attributable to international operations booked at domestic offices
   (excluding IBFs):
   a. Gains (losses) and extraordinary items ....................................................  5491                  N/A    3.a.
   b. Fees and other noninterest income .........................................................  5492                  N/A    3.b.
4. Provision for loan and lease losses attributable to international operations booked at
   domestic offices (excluding IBFs) ............................................................  4852                  N/A    4.
5. Other noninterest expense attributable to international operations booked at domestic
   offices (excluding IBFs) .....................................................................  4853                  N/A    5.
                                                                                                   --------------------------

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-7
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [9]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST



Schedule RI-E -- Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)



                                                                                                                             I495 <-



                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
1.  All other noninterest income (from Schedule RI, item 5.f.(2))                        RIAD Year-to-date
    Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                         ----
    a. Net gains (losses) on other real estate owned...................................  5415          N/A       1.a.
    b. Net gains (losses) on sales of loans............................................  5416       10,229       1.b.
    c. Net gains (losses) on sales of premises and fixed assets........................  5417          N/A       1.c.
    Itemize and describe the three largest other amounts that exceed 10% of Schedule
    RI, item 5.f.(2):
                   TEXT                                                                  RIAD
                                                                                         ----
    d. 4461: Card Processing Income....................................................  4461       13,522       1.d.
    e. 4462: Corporate Owned Life Insurance............................................  4462        9,061       1.e.
    f. 4463:                       ....................................................  4463          N/A       1.f.
2. Other noninterest expense (from Schedule RI, item 7.c:                                     Year-to-date
   a.  Amortization expense of intangible assets.......................................  4531        9,954       2.a.
   Report amounts that exceed 10% of Schedule RI, item 7.c:
   b.  Net (gains) losses on other real estate owned...................................  5418            0       2.b.
   c.  Net (gains) losses on sales of loans............................................  5419            0       2.c.
   d.  Net (gains) losses on sales premises and fixed assets...........................  5420            0       2.d.
   Itemize and describe the three largest other amounts that exceed 10% of Schedule
   RI, item 7.c:
                   TEXT                                                                  RIAD
                                                                                         ----
   e.  4464: Data Processing Expense...................................................  4464      140,205       2.e.
   f.  4467: Holding Company Management Fees...........................................  4467      128,103       2.f.
   g.  4468:                       ....................................................  4468          N/A       2.g.
3. Extraordinary items and other adjustments and applicable income tax effect (from
   Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
                   TEXT                                                                  RIAD
                                                                   RIAD                  ----
   a. (1) 4469:                                                    ----                  4469            0       3.a.(1)
        (2) Applicable income tax effect.....................      4486          0                               3.a.(2)
   b. (1) 4487:                                                                          4487            0       3.b.(1)
        (2) Applicable income tax effect.....................      4488          0                               3.b.(2)
   c. (1) 4489                                                                           4489            0       3.c.(1)
        (2) Applicable income tax effect.....................      4491          0                               3.c.(2)
4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2) (itemize and describe all adjustments):

                   TEXT                                                                  RIAD
                                                                                         ----
   a.  4492:                       ....................................................  4492          N/A       4.a.
   b.  4493:                       ....................................................  4493          N/A       4.b.
5. Cumulative effect of changes in accounting principles from prior years (from
   Schedule RI-A, item 9) (itemize and describe all changes in accounting principles):

                   TEXT                                                                  RIAD
                                                                                         ----
   a.  A546: Effect of change to GAAP from previous non-GAAP instructions..............  A546      159,964       5.a.
   b.  4495:                       ....................................................  4495          N/A       5.b.
6. Corrections of material accounting errors from prior years (from Schedule RI-A, item 10) (itemize and describe all corrections):

                   TEXT                                                                  RIAD
                                                                                         ----
   a.  4496:                       ....................................................  4496          N/A       6.a.
   b.  4497:                       ....................................................  4497          N/A       6.b.


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RI-8
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [10]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RI-E -- Continued




                                                                                   Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
7. Other transactions with parent holding company (from Schedule RI-A, item 13)
   (itemize and describe all such transactions):

               TEXT                                                                        RIAD      Year-to-Date
                                                                                           ----
   a.  4498: Capital Contribution          .........................................       4498        53,500          7.a
   b.  4499: Goodwill Pushdown Adjustment  .........................................       4499        45,118          7.b
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part
   II, item 5) (itemize and describe all adjustments):

               TEXT                                                                        RIAD
                                                                                           ----
   a.  4521: Reserves of Acquired Banks            .................................       4521       233,711          8.a
   b.  4522: Reserves of Acquired Loan Portfolios  .................................       4522         7,470          8.b

                                                                                              1498        1499          <-

9. Other explanations (the space below is provided for the bank to briefly
   describe, at its option, any other significant items affecting the Report of In         RIAD
                                                                                           ----
   x = No Comment - Y = Comment -----                                                      4769   [X]
   Other explanations (please type or print clearly):

           TEXT 4769 (70 characters per line)

           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------
           --------------------------------------------------------

BANK ONE, NA                                   Call Date: 06/30/97                 State #:                FFIEC  031
100 EAST BROAD STREET, OH1-1066                Vendor ID: D                         Cert #:   06559        Page RC-1
COLUMBUS, OH  43271                            Transit #: 04400037
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST                                                  [11]

Consolidated Report of Condition for Insured
Commercial and State-Chartered Savings Banks for March 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -- Balance Sheet

                                                                                                                         C400 <-
                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):                       RCF
                                                                                                    ---
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081    1,159,899    1.a.
     b.   Interest bearing balances(2)..........................................................    0071        3,271    1.b.
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754      195,434    2.a.
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773    2,251,738    2.b.
  3. Federal funds sold and securities purchased under agreements to resell ....................    1350       60,000    3.
  4. Loans and lease financing receivables:                                RCF
                                                                           ---
     a.   Loans and leases, net of unearned income (from Schedule RC-C)... 2122  20,916,120                              4.a.
     b.   LESS: Allowance for loan and lease losses....................... 3123     553,890                              4.b.
     c.   LESS: Allocated transfer risk reserve........................... 3128           0         RCF                  4.c.
     d.   Loans and leases, net of unearned income,                                                 ---
          allowance, and reserve (item 4.a minus 4.b and 4.c)..................................     2125   20,362,230    4.d.
  5. Trading assets (from Schedule RC-D)........................................................    3545            0    5.
  6. Premises and fixed assets (including capitalized leases)...................................    2145      213,756    6.
  7. Other real estate owned (from Schedule RC-M)...............................................    2150        8,893    7.
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...    2130        6,860    8.
  9. Customers' liability to this bank on acceptances outstanding...............................    2155        5,632    9.
 10. Intangible assets (from Schedule RC-M).....................................................    2143      143,282    10.
 11. Other assets (from Schedule RC-F)..........................................................    2160    1,786,632    11.
 12. Total assets (sum of items 1 through 11)...................................................    2170   26,197,627    12.

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-2
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [12]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC -- Continued


                                                                                  Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                              RCON
       a. In domestic offices (sum of totals of columns A and                                 ---
          C from Schedule RC-E, part I).......................      CON                       2200   15,454,482     13.a.
                                                                    ----
          (1) Noninterest-bearing(1)..........................      6631     3.849,114                              13.a.1
          (2) Interest-bearing................................      6636    11,605,368        RCF                   13.a.2
       b. In foreign offices, Edge and Agreement subsidiaries,      RCF                       ---
          and IBFs (from Schedule RC-E, part II)..............      ----                      2200      706,589     13.b
          (1) Noninterest-bearing.............................      6631             0                              13.b.1
          (2) Interest-bearing................................      6636       706,589                              13.b.2
14.    Federal funds purchased and securities sold under
       agreements to repurchase                                                               RCF
                                                                                              ----
                                                                                              2800    3,263,740     14

                                                                                              RCON
                                                                                              ----
15.    a. Demand notes issued to the U.S. Treasury....................................        2840       87,530     15.a.

                                                                                              RCF
                                                                                              ----
       b. Trading liabilities (from Schedule RC-D)....................................        3548            0     15.b.
16.    Other borrowed money (includes mortgage indebtedness and
       obligations under capitalized leases):
       a. With a remaining maturity of one year or less...............................        2332    2,648,366     16.a.
       b. With a remaining maturity of more than one year through three years.........        A547      769,983     16.b.
       c. With a remaining maturity of more than three years..........................        A548      145,258     16.c.
17.    Not applicable
18.    Bank's liability on acceptances executed and outstanding.......................        2920        5,632     18.
19.    Subordinated notes and debentures..............................................        3200      547,015     19.
20.    Other liabilities (from Schedule RC-G).........................................        2930      242,749     20.
21.    Total liabilities (sum of items 13 through 20).................................        2948   23,871,344     21.
22.    Not applicable
EQUITY CAPITAL
23.    Perpetual preferred stock and related surplus..................................        3838            0     23.
24.    Common stock...................................................................        3230      127,043     24.
25.    Surplus (exclude all surplus related to preferred stock).......................        3839      738,352     25.
26.    a. Undivided profits and capital reserves......................................        3632    1,466,861     26.a.
       b. Net unrealized holding gains (losses) on available-for-sale securities......        8434       (5,973)    26.b.
27.    Cumulative foreign currency translation adjustments............................        3284            0     27.
28.    Total equity capital (sum of items 23 through 27)..............................        3210    2,326,283     28.
29.    Total liabilities and equity capital (sum of items 21 and 28)..................        3300   26,197,627     29.


MEMORANDUM
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best              RCF
    describes the most comprehensive level of auditing work performed for the bank            ----      Number
    by independent external auditors as of any date during 1996 ----------------------------  6724       [  N/A]     M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

Bank One, NA                                  Call Date:   06/30/97        State #:                       FFIEC  031
100 East Broad Street, OH1-1066               Vendor ID:   D                Cert #:     06559                 RC-3
Columbus, OH 43271                            Transit #:   04400037                                           [13]
Transmitted to EDS as 0054682 on 7/30/97 at 12:04:10 CST

Schedule RC-A -- Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

                                                                                                                          C405 <-
                                                                                 Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
                                                                                (Column A)              (Column B)
                                                                               Consolidated              Domestic
                                                                                   Bank                  Offices
----------------------------------------------------------------------------------------------------------------------
                                                                          RCF                     CON
                                                                          ---                     ---
1. Cash items in process of collection, unposted debits, and
   currency and coin....................................................  0022      1,123,939                             1.
   a. Cash items in process of collection and unposted debits...........                           0020       884,071     1.a.
   b. Currency and coin.................................................                           0080       239,868     1.b.
2. Balances due from depository institutions in the U.S.................                           0082        29,628     2.
   a. U.S. branches and agencies of foreign banks
      (including their IBFs)............................................  0083              0                             2.a.
   b. Other commercial banks in the U.S. and other depository
      institutions in the U.S (including their IBFs)....................  0085         29,628                             2.b.
3. Balances due from banks in foreign countries and foreign central
   banks................................................................                           0070         1,520     3.
   a. Foreign branches of other U.S. banks..............................  0073              0                             3.a.
   b. Other banks in foreign countries and foreign central banks........  0074          1,520                             3.b.
4. Balances due from Federal Reserve Banks..............................  0090          8,083      0090         8,083     4.
5. Total (sum of items 1 through 4) (total of column A must equal
   Schedule RC, sum of items 1.a and 1.b)...............................  0010      1,163,170      0010     1,163,170     5.
                                                                          -------------------------------------------

Memorandum

                                                                                          Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------
                                                                        RCON  Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------
1. Noninterest-bearing balances due from commercial banks in the U.S. (included in item
   2, column B above)............................................................................  0050        26,357     M.1
                                                                                                   ------------------

Schedule RC-B -- Securities

Exclude assets held for trading.

                                                                                                                          C410 <-
                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
                                                 Held-to-maturity                        Available-for-sale
                                       -------------------------------------------------------------------------------
                                          (Column A)          (Column B)         (Column C)          (Column D)
                                        Amortized Cost        Fair Value       Amortized Cost       Fair Value(1)
                                       -------------------------------------------------------------------------------
                                            RCFD                 RCFD               RCFD                 RCFD
----------------------------------------------------------------------------------------------------------------------
1. U.S. Treasury securities..........  0211           0     0213          0     1286    1,126,448  1287      1,110,154    1.
2. U.S. Government agency and
   corporation obligations (exclude
   mortgage-backed securities):
   a. Issued by U.S. Government
      agencies(2)....................  1289           0     1290          0     1291            0  1293            0      2.a.
   b. Issued by U.S. Government-
      sponsored agencies(3)..........  1294           0     1295          0     1297       95,313  1298       95,550      2.b.
                                       -------------------------------------------------------------------------------

---------------

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

BANK ONE, NA                                                           Call Date: 06/30/97        State #                FFIEC  031
100 East Broad Street, OH1-1066                                        Vendor ID: D                Cert #    06559          RC-4
Columbus, OH 43271                                                     Transit #: 04400037
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST                                                                   [ 14]

Schedule RC-B -- Continued

                                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------
                                                       ------- HELD-TO-MATURITY --------         --- AVAILABLE-FOR-SALE -----
                                                         (Column A)          (Column B)          (Column C)      (Column D)
                                                       Amortized Cost        Fair Value        Amortized Cost   Fair Value(1)
3. Securities issued by states and political             RCF               RCF               RCF             RCF
   subdivisions in the U.S.:                             ---               ---               ---             ---
   a. General obligations..............................  1676      71,746  1677      81,205  1678     3,954  1679     4,065    3.a
   b. Revenue obligations..............................  1681     100,907  1686     106,401  1690     3,700  1691     3,764    3.b
   c. Industrial development and similar obligations...  1694      10,675  1695      10,808  1696         0  1697         0    3.c
4. Mortgage-backed securities (MBS):
   a. Pass-through securities:
      (1) Guaranteed by GNMA...........................  1698           0  1699           0  1701   226,943  1702   228,715    4.a
      (2) Issued by FNMA and FHLMC.....................  1703           0  1705           0  1706   239,375  1707   241,145    4.a
      (3) Other pass-through securities................  1709       7,781  1710       7,698  1711    15,459  1713    15,655    4.a
   b. Other mortgage-backed securities (include CMOs,
      REMICs, and stripped MBS):                         RCF               RCF               RCF             RCF
      (1) Issued or guaranteed by FNMA,                  ---               ---               ---             ---
          FHLMC, or GNMA...............................  1714           0  1715           0  1716   470,000  1717   472,718    4.b
      (2) Collateralized by MBS issued or guaranteed by
          FNMA, FHLMC, or GNMA.........................  1718           0  1719           0  1731         0  1732         0    4.b
      (3) All other mortgage-backed securities.........  1733           0  1734           0  1735    16,345  1736    16,339    4.b
5. Other debt securities:
   a. Other domestic debt securities...................  1737           0  1738           0  1739    37,428  1741    37,671    5.a
   b. Foreign debt securities..........................  1742       4,325  1743       4,325  1744         0  1746         0    5.b
6. Equity securities:
   a. Investments in mutual funds and                                                        RCF             RCF
      other equity securities with readily determinable                                      ---             ---
      fair values......................................                                      A510         0  A511         0    6.a
   b. All other equity securities(1)...................                                      1752    25,962  1753    25,962    6.c

7. Total (sum of items 1 through 6)(total of column A    RCF               RCF               RCF             RCF
   must equal Schedule RC, item 2.a) (total of column D  ---               ---               ---             ---
   must equal Schedule RC, item 2.b)...................  1754     195,434  1771     210,437  1772 2,260,927  1773 2,251,738    7
                                                         --------------------------------------------------------------------

-----------------

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-5
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [15]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-B -- Continued

Memoranda


Memoranda                                                                                           C412 <-

                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
                                                                                       RCF
                                                                                       ----
1.   Pledged securities(2)...........................................................  0416      2,378,131       M.1
2.   Maturity and repricing data for debt securities (1,2) (excluding those in nonaccrual status):
     a.   Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaning maturity or repricing frequency of: (3,4)
          (1) Three months or less...................................................  A549        105,607       M.2.a.(1)
          (2) Over three months through 12 months....................................  A550         20,059       M.2.a.(2)
          (3) Over one year through three years......................................  A551        195,924       M.2.a.(3)
          (4) Over three years through five years....................................  A552        362,528       M.2.a.(4)
          (5) Over five years through 15 years.......................................  A553        749,044       M.2.a.(5)
          (6) over 15 years..........................................................  A554          6,057       M.2.a.(6)
     b.   Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3,5)
          (1) Three months or less...................................................  A555         24,502       M.2.b.(1)
          (2) Over three months through 12 months....................................  A556             60       M.2.b.(2)
          (3) Over one year through three years......................................  A557            198       M.2.b.(3)
          (4) Over three years through five years....................................  A558          3,278       M.2.b.(4)
          (5) Over five years through 15 years.......................................  A559        128,533       M.2.b.(5)
          (6) Over 15 years..........................................................  A560        336,363       M.2.b.(6)
     c.   Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS;
          exclude mortgage pass-through securities) with an expected average life of:
          (6)
          (1) Three years or less....................................................  A561         75,082       M.2.c.1
          (2) Over three years.......................................................  A562        413,975       M.2.c.2
     d.   Fixed rate AND floating rate debt securities with a REMAINING MATURITY of
          one year or less (included in Memorandum items 2.a through 2.c above)......  A248         41,561       M.2.d
3.   -6. Not applicable.
7.   Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date
     (report the amortized cost at date of sale or transfer).........................  1778         26,546       M.7.
8.   High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4.b):
     a.   Amortized cost.............................................................  8780              0       M.8.a.
     b.   Fair value.................................................................  8781              0       M.8.b.
9.   Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
     a.   Amortized cost.............................................................  8782              0       M.9.a.
     b.   Fair value.................................................................  8783              0       M.9.b.


---------------

(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.

(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.

(4) Sum of Memorandum items 2.1.(1) through 2.a.(6) plus any nonaccrual debt securities reported in Memorandum item 2.a. that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1,2,3 and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-b, item 4.a., sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule Rc-B, item 4.a, columns A and D.

(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 9, column c, must equal Schedule RC-B, item 4.b, sum of columns A and D.

BANK ONE, NA                                              Call Date:    06/30/97        State #;              FFIEC  031
100 BROAD STREET, OH1-1066                                Vendor ID:    D               Cert #:               RC-6
COLUMBUS, OH 43271                                        Transit #:    04400037
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 cst                                                       16

SCHEDULE RC-C -- LOANS AND LEASE FINANCING RECEIVABLES

PART I. LOANS AND LEASES

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

                                                                                                                -------
                                                                                                                C415<
                                                                                     ----------------------------------
                                                                                        (Column A)        (Column B)
                                                                                       Consolidated        Domestic
                                                                                           Bank             Offices
                                                                                     ----------------------------------
                                                        Dollar Amounts in Thousands  RCFD Bil Mil Thou RCON Bil Mil Thou
------------------------------------------------------------------------------------------------------------------------
 1. Loans secured by real estate...................................................  1410  5,576,939                      1.
    a. Construction and land development...........................................                    1415     334,232   1.a.
    b. Secured by farmland (including farm residential and other improvements).....                    1420      26,533   1.b.
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties
           and extended under lines of credit......................................                    1797   1,729,567   1.c.(1)
       (2) All other loans secured by 1-4 family residential properties:
           (a) Secured by first liens..............................................                    5367   1,199,797   1.c.(2)(a)
           (b) Secured by junior liens.............................................                    5368     535,868   1.c.(2)(b)
    d. Secured by multifamily (5 or more) residential properties...................                    1460     196,447   1.d.
    e. Secured by nonfarm nonresidential properties................................                    1480   1,734,495   1.e.
 2. Loans to depository institutions:
    a. To commercial banks in the U.S..............................................                    1505      11,919   2.a.
       (1) To U.S. branches and agencies of foreign banks..........................  1506          0                      2.a.(1)
       (2) To other commercial banks in the U.S....................................  1507     11,919                      2.a.(2)
    b. To other depository institutions in the U.S.................................  1517          0   1517           0   2.b.
    c. To banks in foreign countries...............................................                    1510           0   2.c.
       (1) To foreign branches of other U.S. banks.................................  1513          0                      2.c.(1)
       (2) To other banks in foreign countries.....................................  1516          0                      2.c.(2)
 3. Loans to finance agricultural production and other loans to farmers............  1590     40,224   1590      40,224   3.
 4. Commercial and industrial loans:
    a. To U.S. addressees (domicile)...............................................  1763  1,898,536   1763    1,898,536  4.a.
    b. To non-U.S. addressees (domicile)...........................................  1764          0   1764            0  4.b.
 5. Acceptances of other banks:
    a. Of U.S. banks...............................................................  1756      3,473   1756        3,473  5.a.
    b. Of foreign banks............................................................  1757          0   1757            0  5.b.
 6. Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans) (includes purchased paper)..............................                    1975    9,274,420  6.
    a. Credit cards and related plans (includes check credit and other revolving
       credit plans)...............................................................  2008  5,874,298                      6.a.
    b. Other (includes single payment, installment, and all student loans).........  2011  3,400,122                      6.b.
 7. Loans to foreign governments and official institutions (including foreign
    central banks).................................................................  2081          0   2081            0  7.
 8. Obligations (other than securities and leases) of states and political subdivisions in the U.S. (includes nonrated industrial development
    obligations)...................................................................  2107     67,838   2107       67,838  8.
 9. Other loans....................................................................  1563  1,851,534                      9.
    a. Loans for purchasing or carrying securities (secured and unsecured).........                    1545       24,104  9.a.
    b. All other loans (exclude consumer loans)....................................                    1564    1,827,430  9.b.
10. Lease financing receivables (net of unearned income)...........................                    2165    2,319,872 10.
    a. Of U.S. addressees (domicile)...............................................  2182  2,319,872                     10.a.
    b. Of non-U.S. addressees (domicile)...........................................  2183          0                     10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above................  2123    308,635   2123      308,635 11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10
    minus item 11) (total of column A must equal Schedule RC, item 4.a)............  2122 20,916,120   2122   20,916,120 12.


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-7
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [17]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-C - Continued

Part I. Continued

Memoranda



                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
1. Not applicable..................................................................
2. Loans and leases restructured and in compliance with modified terms (included in
   Schedule RC-C, part I, above and not reported as past due or nonaccrual in
   Schedule RC-N, Memorandum item 1):
   a. Loans secured by real estate:                                                  RCF
                                                                                     ----
      (1)  To U.S. addressees (domicile)...........................................  1687            0  M.2.a.(1)
      (2)  To non-U.S. addressees (domicile).......................................  1689            0  M.2.a.(2)
   b. All other loans and all lease financing receivables (exclude loans to
      individuals for household, family, and other personal expenditures)..........  8691            0  M.2.b.
   c. Commercial and industrial loans to and lease financing receivables of
      non-U.S. addressees (domicile) included in Memorandum item 2.b above.........  8692            0  M.2.c.
3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family  residential properties with a remaining maturity or repricing frequency of: (1,2)
      (1)  Three months or less....................................................  A564      121,312  M.3.a.(1)
      (2)  Over three months through 12 months.....................................  A565      166,383  M.3.a.(2)
      (3)  Over one year through three years.......................................  A566      175,219  M.3.a.(3)
      (4)  Over three years through five years.....................................  A567       52,054  M.3.a.(4)
      (5)  over five years through 15 years........................................  A568      295,424  M.3.a.(5)
      (6)  over 15 years...........................................................  A569      365,120  M.3.a.(6)
   b. All loans and leases other than closed-end loans secured by first liens on
      1-4 family residential properties with a remaining maturity or repricing of:
      (1,3)
      (1)  Three months or less....................................................  A570   10,128,025  M.3.b.(1)
      (2)  Over three months through 12 months.....................................  A571    2,678,425  M.3.b.(2)
      (3)  Over one year through three years.......................................  A572    2,909,562  M.3.b.(3)
      (4)  Over three years through five years.....................................  A573    2,351,822  M.3.b.(4)
      (5)  Over five years through 15 years........................................  A574    1,571,593  M.3.b.(5)
      (6)  Over 15 years...........................................................  A575      321,780  M.3.b.(6)
   c. Fixed rate AND floating loans and leases with a REMAINING MATURITY of one
      year or less (included in Memorandum items 3.a and 3.b above)................  A247    2,883,987  M.3.c
   d. Fixed rate AND floating rate loans secured by nonfarm nonresidential properties in domestic offices (4) with a REMAINING MATURITY of over five
      years (included in Memorandum item 3.b above)................................  A577      248,137  M.3.d
   e. Fixed rate AND floating rate commercial and industrial loans (5) with a REMAINING MATURITY of over three years (included in Memorandum items 3.b
      above).......................................................................  A578      421,200  M.3.e



---------------

(1) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.


(2) Sum of Memorandum items 3.a(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 3.c.(2), column
    C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, par 1 item 1.c.(2)(a), column B.

(3) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, Memorandum item 3.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part 1, sum or items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part 1, item 1.c(2)(a), column B.

(4) As defined for Schedule RC-C, part 1, item 1.e, column B.

(5) As defined for schedule RC-C, part 1, item 4, cloumn A.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-8
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [18]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST

Schedule RC-C - Continued

Part I. Continued

Memoranda

                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
4. Loans to finance commercial real estate, construction, and land development       RCF
   activities (not secured by real estate) included in Schedule RC-C, part I,        ----
   items 4 and 9, column A, page RC-6(1)...........................................  2746      311,443  M.4.
5. Loans and leases held for sale (included in Schedule RC-C, part I, page RC-6)...  5369            0  M.5.

6. Adjustable rate closed-end loans secured by first liens on 1-4 family             RCON
   residential properties in domestic offices (included in Schedule RC-C, part I,    ----
   item 1.c.(2)(a), column B, page RC-6)...........................................  5370      39,798   M.6.

---------
 (1) Exclude loans secured by real estate that are included in Schedule RC-C,
     Part I, item 1, column A.

Schedule RC-D -- Trading Assets and Liabilities

Schedule RC-D is to be completed only by banks with $1 billion or more in total assets or with $2 billion or more in par/notional amount of off-balance sheet derivative contracts (as reported in Schedule RC-L, items 14.a through 14.e, columns A through D).




                                                                                                                   C420 <-
ASSETS
                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
ASSETS                                                                                     RCON
                                                                                           ----
 1. U.S. Treasury securities in domestic offices.........................................  3531          N/A     1.
 2. U.S. Government agency and obligations in domestic offices (exclude mortgage-
    backed securities)...................................................................  3532          N/A     2.
 3. Securities issued by states and political subdivisions in the U.S. in domestic
    offices..............................................................................  3533          N/A     3.
 4. Mortgage-backed securities (MBS) in domestic offices:
    a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA..............  3534          N/A     4.a.
    b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA
       (include CMOs, REMICs, and stripped MBS)..........................................  3535          N/A     4.b.
    c. All other mortgage-backed securities..............................................  3536          N/A     4.c.
 5. Other debt securities in domestic offices............................................  3537          N/A     5.
 6. Certificates of deposit in domestic offices..........................................  3538          N/A     6.
 7. Commercial paper in domestic offices.................................................  3539          N/A     7.
 8. Bankers acceptances in domestic offices..............................................  3540          N/A     8.
 9. Other trading assets in domestic offices.............................................  3541          N/A     9.

                                                                                           RCF
                                                                                           ----
10. Trading assets in foreign offices....................................................  3542          N/A    10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:
                                                                                           RCON
                                                                                           ----
    a. In domestic offices...............................................................  3543          N/A    11.a

                                                                                           RCF
                                                                                           ----
    b. In foreign offices................................................................  3543          N/A    11.b

                                                                                           RCF
                                                                                           ----
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)....  3545          N/A    12.

LIABILITIES                                                                                RCF
                                                                                           ----
13. Liability for short positions........................................................  3546          N/A    13.

                                                                                           RCF
                                                                                           ----
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and
    equity contracts.....................................................................  3547          N/A    14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item
    15.b)................................................................................  3548          N/A    15.


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-8a
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [18a]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-C - Continued

Part II.  Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.



Loans to Small Businesses                                                                                               C418 <-
1.  Indicate in the appropriate box at the right whether all of the dollar volume of your bank's
    "Loans secured by nonfarm nonresidential properties" reported in Schedule RC-C, part 1, item
    1.e, and all or substantially all of the dollar volume of your bank's Commercial and industrial
    loans to U.S. addressees" reported in Schedule RC-C, part 1, item 4.a, have original amounts       CO    YES / NO
    of $100,000 or less (If your bank has no loans outstanding in BOTH of these two loan categories,   --    --------
    place an "X" in the box marked "NO")............................................................   6999     NO         1.


If YES, complete items 2.a. and 2.b below, skip items 3 and 4, and go to item 5.
If NO, and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.  If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5:



2.  Report the total number of loans currently outstanding for each of the following              NUMBER
    Schedule RC-C, part 1, loan categories:                                                         OF
    a. "Loans secured by nonfarm nonresidential properties" in domestic offices            CO      LOANS
        reported in Schedule RC-C, part 1, item 1.e, column B, (Note: Item 1.e, column B,  ----    -----
        divided by the number of loans should NOT exceed $100,000.)...................     5562      N/A                   2.a
    b. "Commercial and industrial loans to U.S. addressees" in domestic offices reported in Schedule RC-C, part 1, item 4.a, Column B (Note: Item 4.a,
        Column B, divided by the number of loans should NOT exceed $100,000)...........    5563      N/A                   2.b


                                                                                             Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------


                                                                                                                (Column B)
                                                                                                (Column A)        Amount
                                                                                                 Number          Currently
                                                                                           RCON  of Loans   CO  Outstanding
                                                                                           ---- ----------  --  -----------
   a.  With original amounts of $100,000 or less............................               5564    2,576   5565    92,494  3.a
   b.  With original amounts of more than $100,000 through $250,000...................     5566    1,585   5567   192,607  3.b
   c.  With original amounts of more than $250,000 through $1,000,000.................     5568    1,402   5569   506,261  3.c
4. Number and amount currently outstanding of "Commercial and industrial loans to U.S.
   addressees" in domestic officers reported in Schedule RC-C, part 1, item 4.a, column B (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part 1, item 4.a column B):
   a.  With original amounts of $100,000 or less......................................     5570   24,284   5571   434,195  4.a
   b.  With original amounts of more than $100,000 through $250,000...................     5572    2,586   5573   276,174  4.b
   c.  With original amounts of more than $250,000 through $1,000,000.................     5574    1,896   5575   534,298  4.c


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-8b
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [18b]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-C - Continued

Part II.  Continued

    Agricultural Loans to Small Farms


5.  Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland (including farm residential and other improvements)" reported in Schedule RC-C, part 1, item 1.b, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans
    to farmers" reported in Schedule RC-C, part 1, item 3, have original amounts of $100,000 or        CO     YES / NO
    less (If your bank has no loans outstanding in BOTH of these two loan categories, place an         --     --------
    "X" in the box marked "NO")....................................................................... 6860      NO         5.

If YES, complete items 6.a. and 6.b below, and do not complete items 7 and 8.
If NO, and your bank has loans outstanding in either loan category, skip items 6.a and 6.b, and complete items 7 and 8 below. If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.



6.  Report the total number of loans currently outstanding for each of the following              NUMBER
    Schedule RC-C, part 1, loan categories:                                                         OF
    a. "Loans secured by farmland (including farm residential and other                    RCO     LOANS
        improvements)" in domestic offices reported in Schedule RC-C,                      ----    -----
        part 1, item 1.b, Column B (Note: Item 1.b, Column B divided by the number
        of loans should NOT exceed $100,000)..........................................     5576      N/A                    6.a
    b. "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part 1, item 3, Column B
        (Note: Item 3, Column B divided by the number of loans
        should NOT exceed $100,000)...................................................     5577      N/A                    6.b


                                                                                             Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------

7. Number and amount currently outstanding of "Loans secured by farmland (including              (Column A)    (Column B)
   farm residential and other improvements)" in domestic offices reported in Schedule              Number         Amount
   RC-C, part 1, item 1.b., column B (sum of items 7.a through 7.c must be less than or            Of Loans      Currently
   equal to Schedule RC-C, part 1, item 1.b, column B):                                                         Outstanding
                                                                                           RCON             CO
                                                                                           ----             --
   a.  With original amounts of $100,000 or less......................................     5578      214   5579     7,124   7.a
   b.  With original amounts of more than $100,000 through $250,000...................     5580       80   5581     7,965   7.b
   c.  With original amounts of more than $250,000 through $500,000...................     5582       15   5583     3,668   7.c
8. Number and amount currently outstanding of "Loans to finance agricultural production and other loans to farmers" in domestic offices reported in Schedule RC-C, part 1, item 3 (sum of items 8.a through 8.c must be less than or equal to Schedule RC-C part 1, item 3 column B):
   a.  With original amounts of $100,000 or less......................................     5584      679   5585    15,371   8.a
   b.  With original amounts of more than $100,000 through $250,000...................     5586       92   5587    11,064   8.b
   c.  With original amounts of more than $250,000 through $500,000...................     5588       24   5589     6,540   8.c


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-9
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [19]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-E -- Deposit Liabilities
Part I. Deposits in Domestic Offices


                                                                                                          C425 <-

                                                      ---Transaction Accounts---          -Nontransaction-
                                                                                              Accounts

                                                     (Column A)          (Column B)         (Column C)
                                                       Total                                   Total
                                                    transaction         Memo: Total        nontransaction
                                                      accounts        demand deposits         accounts
                                                  (including total      (included in         (including
                                                  demand deposits)       column A)             MMDAs)

                     Dollar Amounts in Thousands
------------------------------------------------
                                                  RCON                CON                 CON
                                                  ----                ----                ----
Deposits of:
1. Individuals, partnerships and corporations...  2201   3,266,460    2240   2,994,343    2346  10,670,531     1.
2. U.S. Government..............................  2202      28,178    2280      28,178    2520           0     2.
3. States and political subdivisions in the
   U.S..........................................  2203     132,376    2290     119,008    2530     204,985     3.
4. Commercial banks in the U.S..................  2206     602,615    2310     602,615    2550     444,367     4.
5. Other depository institutions in the U.S.....  2207       7,599    2312       7,599    2349           0     5.
6. Banks in foreign countries...................  2213         149    2320         149    2236           0     6.
7. Foreign governments and official institutions
   (including foreign central banks)............  2216           0    2300           0    2377           0     7.
8. Certified and official checks................  2330      97,222    2330      97,222                         8.
9. Total (sum of items 1 through 8) (sum of
   columns A and C must equal Schedule RC, item
   13.a)........................................  2215   4,134,599    2210    3,849,114   2385  11,319,883     9.




Memoranda                                                                          Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
1. Selected components of total deposits (i.e., sum of item 9, columns A and C):        RCON
                                                                                        ----
   a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts.............  6835           883,343     M.1.a.
   b. Total brokered deposits.........................................................  2365             2,615     M.1.b.
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less than $100,000...............................  2343               102     M.1.c.(1)
      (2) Issued either in denominations of $100,000 or in denominations greater than
          $100,000 and participated out by the broker in shares of $100,000 or less...  2344             2,513     M.1.c.(2)
   d. Maturity data for brokered deposits:
      (1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less
          (included in Memorandum item 1.c.(1) above).................................  A243               102     M.1.d.(1)
      (2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b
          above)......................................................................  A244               100     M.1.d.(2)
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as
      required under state law).......................................................  5590           336,367     M.1.e
2. Components of total nontransaction accounts (sum of Memoranda items 2.a through 2.c
   must equal item 9, column C, above):                                                 RCON
   a. Savings deposits:                                                                 ----
      (1) Money market deposit accounts (MMDAs).......................................  6810         4,766,334     M.2.a.(1)
      (2) Other savings deposits (excludes MMDAs).....................................  0352         1,788,735     M.2.a.(2)
   b. Total time deposits of less than $100,000.......................................  6648         4,218,516     M.2.b.
   c. Total time deposits of $100,000 or more.........................................  A512           546,298     M.2.c.
3. All NOW accounts (included in column A above)......................................  2398           285,485     M.3.
4. Not applicable

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-10
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [20]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


SCHEDULE RC-E -- Continued

Part I. Continued

Memoranda (continued)


                                                                            Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------
5. Maturity and repricing data for time deposits of less than $100,000                RCON
   a. Time deposits of less than $100,000 with a remaining maturity or repricing      ----
      frequency of: (1,2)
      (1) Three months or less......................................................  A579      807,576      M.5.a.(1)
      (2) Over three months through 12 months.......................................  A580    1,676,155      M.5.a.(2)
      (3) Over one year through three years.........................................  A581    1,353,074      M.5.a.(3)
      (4) Over three years..........................................................  A582      381,711      M.5.a.(4)
   b. Fixed rate AND floating rate time deposits of less than $100,000 with a
      REMAINING MATURITY of one year or less (included in Memorandum items
      5.a.(1) through 5.a.(4) above)................................................  A241    2,482,649      M.5.b
6. Maturity and repricing data for time deposits of $100,000 or more:
   a. Time deposits of $100,000 or more with a remaining maturity or repricing requency of: (1,3)
      (1) Three months or less......................................................  A584      206,554      M.6.a.(1)
      (2) Over three months through 12 months.......................................  A585      199,114      M.6.a.(2)
      (3) Over one year through three years.........................................  A586       94,528      M.6.a.(3)
      (4) Over three years..........................................................  A587       46,102      M.6.a.(4)
   b. Fixed rate AND floating rate time deposits of $100,000 or more with a
      REMAINING MATURITY of one year or less (included in Memorandum items 6.a.(1)
      through 6.a.(4) above)........................................................  A242      405,668      M.6.b


---------------

(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.
(2) Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E Memorandum item 2.b above.
(3) Sum of Memorandum items 6.a.(1) through 6.a.(4) must equal Schedule RC-E Memorandum item 2.c above.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-11
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [21]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST

Schedule RC-E -- Continued

Part II.  Deposits in Foreign Offices (including Edge and
Agreement subsidiaries and IBFs)

Deposits of:                                                                     Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
                                                                                             RCF
                                                                                             ----
1. Individuals, partnerships, and corporations.............................................  2621    706,589    1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks)..........................  2623          0    2.
3. Foreign banks (including U.S. branches and
   agencies of foreign banks, including their IBFs)........................................  2625          0    3.
4. Foreign governments and official institutions (including foreign central banks).........  2650          0    4.
5. Certified and official checks...........................................................  2330          0    5.
6. All other deposits......................................................................  2668          0    6.
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 13.b)....................  2200    706,589    7.

Memorandum                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
                                                                                             RCF
1. Time deposits with a remaining maturity of one year or less                               ----
   (included in Part II, item 7 above).....................................................  A245    702,958    M.1

Schedule RC-F -- Other Assets

                                                                                                             C430 <-
                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
                                                                                        RCF
                                                                                        ----
1. Income earned, not collected on loans..............................................  2164    152,490    1.
2. Net deferred tax assets(1).........................................................  2148      7,390    2.
3. Interest-only strips receivable (not in the form of a security)(2) on:
   a. Mortgage loans..................................................................  A519          0    3.a
   b. Other financial assets..........................................................  A520     26,343    3.b
4. Other (itemize amounts that exceed 25% of this item)...............................  2168  1,600,409    4.

                                                                       RCF
           TEXT                                                        ----
   a. 3549 Accounts Receivable........................................ 3549    799,145                     4.a
   b. 3550 Cash Surrender Value-Life Insurance........................ 3550    339,082                     4.b
   c. 3551                                    ........................ 3551        N/A                     4.c

                                                                                        RCF
                                                                                        ----
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 11).................  2160  1,786,632    5.



                                                                                 Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------
Memorandum
                                                                                        RCF
                                                                                        ----
1. Deferred tax assets disallowed for regulatory capital purposes.....................  5610          0    M.1

Schedule RC-G -- Other Liabilities




                                                                                  Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
                                                                                        RCON
                                                                                        ----
1. a. Interest accrued and unpaid on deposits in domestic offices(3)..................  3645      91,524    1.a

                                                                                        RCF
                                                                                        ----
   b. Other expenses accrued and unpaid (includes accrued income taxes payable).......  3646     125,998    1.b
2. Net deferred tax liabilities(1)....................................................  3049           0    2.
3. Minority interest in consolidated subsidiaries.....................................  3000         120    3.
4. Other (itemize amounts that exceed 25% of this item)...............................  2938      25,107    4.

                                                                       RCF
           TEXT                                                        ----
   a. 3552 Deferred Fees on Swaps......................................3552     12,229                      4.a
   b. 3553                       ......................................3553        N/A                      4.b
   c. 3554                       ......................................3554        N/A                      4.c
                                                                                        RCF
                                                                                        ----
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20).................  2930     242,749    5.


---------------

(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.
(3) For savings banks, includes 'dividends' accrued and unpaid on deposits.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-12
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [22]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST




Schedule RC-H--Selected Balance Sheet Items for Domestic Offices



                                                                                                                        C440 <-



                                                                                            Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
                                                                                                          Domestic Offices
                                                                                               RCON
                                                                                               ----
1.  Customers' liability to this bank on acceptances outstanding ............................  2155               5,632    1.
2.  Bank's liability on acceptances executed and outstanding ................................  2920               5,632    2.
3.  Federal funds sold and securities purchased under agreements to resell ..................  1350              60,000    3.
4.  Federal funds purchased and securities sold under agreements to repurchase ..............  2800           3,263,740    4.
5.  Other borrowed money ....................................................................  3190           3,563,607    5.
    EITHER
6.  Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs .............  2163                 N/A    6.
    OR
7.  Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs ...............  2941             707,025    7.
8.  Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries,
    and IBFs) ...............................................................................  2192          26,197,627    8.
9.  Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries,
    and IBFs) ...............................................................................  3129          23,164,319    9.

Items 10-17 include held-to maturity and available-for-sale securities in domestic offices.

10. U.S. Treasury securities ................................................................  1779           1,110,154    10.
11. U.S. Government agency obligations (exclude mortgage-backed securities)..................  1785              95,550    11.
12. Securities issued by states and political subdivisions in the U.S. ......................  1786             191,157    12.
13. Mortgage-backed securities (MBS):
    a. Pass-through securities:
       (1) Issued or guaranteed by FNMA, FHLMC, or GNMA  ....................................  1787             469,860    13.a.(1)
       (2) Other pass-through securities ....................................................  1869              23,436    13.a.(2)
    b. Other mortgage-backed securities (include CNOs, REMICs, and stripped NBS):
       (1) Issued or guaranteed by FNMA, FHLMC, GNMA ........................................  1877             472,718    13.b.(1)
       (2) All other mortgage-backed securities .............................................  2253              16,339    13.b.(2)
14. Other domestic debt securities ..........................................................  3159              37,671    14.
15. Foreign debt securities .................................................................  3160               4,325    15.
16. Equity securities:
    a. Investments in mutual funds and other equity securities with readily determinable
       fair values                                                                             A513                   0    16.a.
    b. All other equity securities.................................. ........................  3169              25,962    16.b.
17. Total held-to-maturity and available-for-sale securities (sum of items 10 through 16) ...  3170           2,447,172    17.



Memorandum
(to be completed only by banks with IBFs and other "foreign" offices)
                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------
                                                                                               RCON
                                                                                               ----
    EITHER
1.  Net due from the IBF of the domestic offices of the reporting bank ......................  3051               N/A      M.1.
    OR
2. Net due to the IBF of the domestic offices of the reporting bank .........................  3059                 0      M.2.


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-13
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [23]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST



Schedule RC-I -- Selected Assets and Liabilities of IBFs
To be completed only by banks with IBFs and other "foreign" offices.



To be completed only by banks with IBFs and other "foreign" offices.                                         C445 <-
                                                                                        Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------

                                                                                            RCF
 1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12).........  2133                 N/A     1.
 2. Total IBF loans and lease financing receivables (component of Schedule RC-C, part I,
    item 12, column A)....................................................................  2076                 N/A     2.
 3. IBF commercial and industrial loans (component of Schedule RC-C, part I, item 4,
    column A).............................................................................  2077                 N/A     3.
 4. Total IBF liabilities (component of Schedule RC, item 21).............................  2898                 N/A     4.
 5. IBF deposit liabilities due to banks, including other IBFs (component of Schedule RC-E,
    part II, items 2 and 3)...............................................................  2379                 N/A     5.
 6. Other IBF deposit liabilities (component of Schedule RC-E, part II, items 1, 4,
    5, and 6).............................................................................  2381                 N/A     6.


Schedule RC-K -- Quarterly Averages(1)

                                                                                                             C455 <-
                                                                                         Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
 1. Interest-bearing balances due from depository institutions............................  RCF   3381         2,676      1.
 2. U.S. Treasury securities and U.S. Government agency and corporation obligations(2)....  RCF   3382     2,211,350      2.
 3. Securities issued by states and political subdivisions in the U.S.(2).................  RCF   3383       204,912      3.
 4. a.   Other debt securities(2).........................................................  RCF   3647        78,190      4.a.
    b.   Equity securities(3) (includes investments in mutual funds and Federal Reserve
         stock)...........................................................................  RCF   3648        20,266      4.b.
 5. Federal funds sold and securities purchased under agreements to resell................  RCF   3365         3,956      5.
 6. Loans:
    a.   Loans in domestic offices:
         (1)  Total loans.................................................................  RCON  3360    18,783,121      6.a.(1)
         (2)  Loans secured by real estate................................................  RCON  3385     4,890,120      6.a.(2)
         (3)  Loans to finance agricultural production and other loans to farmers.........  RCON  3386        38,478      6.a.(3)
         (4)  Commercial and industrial loans.............................................  RCON  3387     4,376,594      6.a.(4)
         (5)  Loans to individuals for household, family, and other personal
              expenditures................................................................  RCON  3388     9,768,442      6.a.(5)
    b.   Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs........  RCF   3360             0      6.b.
 7. Trading assets........................................................................  RCF   3401             0      7.
 8. Lease financing receivables (net of unearned income)..................................  RCF   3484     2,253,582      8.
 9. Total assets(4).......................................................................  RCF   3368    26,084,105      9.

LIABILITIES
10. Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts,
    and telephone and preauthorized transfer accounts) (exclude demand deposits)..........  RCON  3485       394,917      10.
11. Nontransaction accounts in domestic offices:
    a.   Money market deposit accounts (MMDAs)............................................  RCON  3486     4,670,855      11.a.
    b.   Other savings deposits...........................................................  RCON  3487     1,789,404      11.b.
    c.   Time deposits of $100,000 or more................................................  RCON  A514       548,213      11.c.
    d.   Time deposits of less than $100,000..............................................  RCON  A529     4,270,459      11.d.
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries,
    and IBFs..............................................................................  RCF   3404       622,502      12.
13. Federal funds purchased and securities sold under agreements to repurchase............  RCF   3353     3,635,255      13.
14. Other borrowed money
    (includes mortgage indebtedness and obligations under capitalized leases).............  RCF   3555     2,993,317      14.




---------------

(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).

(2) Quarterly averages for all debt securities should be based on amortized cost.

(3) Quarterly averages for all equity securities should be based on historical cost.

(4) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Legal Title of Bank:     BANK ONE, NA                                    Call Date: 06/30/97                State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-14
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [24]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-L -- Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                         C460 <-
                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------
 1. Unused commitments:                                                                     RCF
    a. Revolving, open-end lines secured by 1-4 family residential properties, e.g.,        ---
       home equity lines................................................................    3814   1,362,408    1.a.
    b. Credit card lines................................................................    3815  27,952,629    1.b.
    c. Commercial real estate, construction, and land development:
       (1) Commitments to fund loans secured by real estate.............................    3816     416,959    1.c.(1)
       (2) Commitments to fund loans not secured by real estate.........................    6550     133,145    1.c.(2)
    d. Securities underwriting..........................................................    3817           0    1.d.
    e. Other unused commitments.........................................................    3818   4,120,402    1.e.
 2. Financial standby letters of credit and foreign office guarantees...................    3819     983,857    2.
    a. Amount of financial standby letters of credit conveyed to
        others ....................................................    RCF  3820 111,727                        2.a.
                                                                       ---
 3. Performance standby letters of credit and foreign office guarantees.................    3821     434,352    3.
    a. Amount of performance standby letters of credit conveyed to
        others.....................................................    RCF  3822  14,230                        3.a.
                                                                       ---
 4. Commercial and similar letters of credit............................................    3411     164,714    4.
 5. Participations in acceptances (as described in the instructions) conveyed to others
    by the reporting bank...............................................................    3428           0    5.
 6. Participations in acceptances (as described in the instructions) acquired by the
    reporting (nonaccepting) bank.......................................................    3429           0    6.
 7. Securities borrowed.................................................................    3432           0    7.
 8. Securities lent (including customers' securities lent where the customer is
    indemnified against loss by the reporting bank).....................................    3433           0    8.
 9. Financial assets transferred with recourse that have been treated as sold for Call Report purposes:
    a. First lien 1-to-4 family residential mortgage loans:                                 RCF
       (1) Outstanding principal balance of mortgages transferred as of the report          ---
           date.........................................................................    A521           0    9.a.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date.........    A522           0    9.a.(2)
    b. Other financial assets (excluding small business obligations reported in item
       9.c):
       (1) Outstanding principal balance of mortgages transferred as of the report
           date.........................................................................    A523   4,156,380    9.b.(1)
       (2) Amount of recourse exposure on these mortgages as of the report date.........    A524     165,954    9.b.(2)
    c. Small business obligations transferred with recourse under Section 208 of the
       Reigle Community Development and Regulatory Improvement Act of 1994:
       (1) Outstanding principal balance of mortgages transferred as of the report
           date.........................................................................    A249           0    9.c.(1)
       (2) Amount of retained recourse on these obligations as of the report date.......    A250           0    9.c.(2)
10. Notional amount of credit derivatives:
    a. Credit derivatives on which the reporting bank is the guarantor..................    A534      10,000    10.a.
    a. Credit derivatives on which the reporting bank is the beneficiary................    A535           0    10.b.
11. Spot foreign exchange contracts.....................................................    8765           0    11.
12. All other off-balance sheet liabilities (exclude off-balance sheet derivatives)
    (itemize and describe each component of this item over 25% of Schedule RC,
    item 28, "Total equity capital")....................................................    3430           0    12.
    a. TEXT 3555: ..................................................   RCF  3555       N/A                      12.a.
    b. TEXT 3556: ..................................................   RCF  3556       N/A                      12.b.
    c. TEXT 3557: ..................................................   RCF  3557       N/A                      12.c.
    d. TEXT 3558: ..................................................   RCF  3558       N/A                      12.d.


Legal Title of Bank:     BANK ONE, NA                                    Call Date: 06/30/97                State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-15
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [25]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST

Schedule RC-L -- Continued
13. All other off-balance sheet assets (exclude off-balance sheet derivates) (itemize       RCF
    and describe each component of this item over 25% of Schedule RC, item 28, "Total       ---
    equity capital")....................................................................    5591           0      13.
    a. TEXT 5592: ..................................................   RCF  5592    N/A                           13.a.
    b. TEXT 5593: ..................................................   RCF  5593    N/A                           13.b.
    c. TEXT 5594: ..................................................   RCF  5594    N/A                           13.c.
    d. TEXT 5595: ..................................................   RCF  5595    N/A                           13.d.


     Off-Balance Sheet Derivatives                                                                                C461 <-
          Position Indicators                                           Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
                                                          (Column A)   (Column B)   (Column C)     (Column D)
                                                           Interest     Foreign       Equity       Commodity
                                                             Rate       Exchange    Derivative     And Other
                                                          Contracts    Contracts    Contracts      Contracts
 14. Gross amounts (e.g., notional amounts) (for each
     column, sum of items 14.a through 14.e must equal
     sum of items 15, 16.a, and 16.b):
     a.   Futures contracts.............................           0            0           0              0      14.a.
                                                          ---------------------------------------------------
                                                           RCF  8693    RCF  8694   RCF  8695      RCF  8696
                                                          ---------------------------------------------------
     b.   Forward contracts.............................           0            0           0              0      14.b.
                                                          ---------------------------------------------------
                                                           RCF  8697    RCF  8698   RCF  8699      RCF  8700
                                                          ---------------------------------------------------
     c.   Exchange-traded option contracts:
                                                          ---------------------------------------------------
          (1) Written options...........................           0            0           0              0      14.c.(1)
                                                          ---------------------------------------------------
                                                           RCF  8701    RCF  8702   RCF  8703      RCF  8704
                                                          ---------------------------------------------------
          (2) Purchased options.........................           0            0           0              0      14.c.(2)
                                                          ---------------------------------------------------
                                                           RCF  8705    RCF  8706   RCF  8707      RCF  8708
                                                          ---------------------------------------------------
     d.   Over-the-counter option contracts:
                                                          ---------------------------------------------------
          (1) Written options...........................     204,439            0           0              0      14.d.(1)
                                                          ---------------------------------------------------
                                                           RCF  8709    RCF  8710   RCF  8711      RCF  8712
                                                          ---------------------------------------------------
          (2) Purchased options.........................     704,439            0           0              0      14.d.(2)
                                                          ---------------------------------------------------
                                                            RCF 8713    RCF  8714   RCF  8715      RCF  8716
                                                          ---------------------------------------------------
     e.   Swaps.........................................  19,316,844            0           0              0      14.e.
                                                          ---------------------------------------------------
                                                           RCF  3450    RCF  3826   RCF  8719      RCF  8720
                                                          ---------------------------------------------------
 15. Total gross notional amount of derivative contracts
     held for trading...................................           0            0           0              0      15.
                                                          ---------------------------------------------------
                                                           RCF  A125    RCF  A127   RCF  8723      RCF  8724
                                                          ---------------------------------------------------
 16. Total gross notional amount of derivative contracts
     held for purposes other than trading:
                                                          ---------------------------------------------------
     a.   Contracts marked to market....................     110,732            0           0              0      16.a.
                                                          ---------------------------------------------------
                                                           RCF  8725    RCF  8726   RCF  8727      RCF  8728
                                                          ---------------------------------------------------
     b.   Contracts not marked to market................  20,114,990            0           0              0      16.b.
                                                          ---------------------------------------------------
                                                           RCF  8729    RCF  8730   RCF  8731      RCF  8732
                                                          ---------------------------------------------------
     c.   Interest rate swaps where the bank
          has agreed to pay a fixed rate................     825,441                                              16.c.
                                                          ---------------------------------------------------
                                                            CON A589
                                                          ---------------------------------------------------

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-16
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [26]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


SCHEDULE RC-L -- Continued

                                                                                          Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------
      Off-Balance Sheet Derivatives                (Column A)        (Column B)          (Column C)           (Column D)
           Position Indicators                      Interest          Foreign              Equity             Commodity
                                                      Rate            Exchange           Derivative           And Other
                                                   Contracts         Contracts           Contracts            Contracts
                                                RCF              RCF                  RCF                 RCF
                                                ---              ---                  ---                 ---
17. Gross fair values of derivative
    contracts:
    a. Contracts held for trading:
       (1) Gross positive fair
           value...........................     8733         0   8734            0    8735           0    8736          0  17.a.(1)
       (2) Gross negative fair
           value...........................     8737         0   8738            0    8739           0    8740          0  17.a.(2)
    b. Contracts held for purposes
       other than trading that are
       marked to market:
       (1) Gross positive fair
           value...........................     8741       376   8742            0    8743           0    8744          0  17.b.(1)
       (2) Gross negative fair
           value...........................     8745       366   8746            0    8747           0    8748          0  17.b.(2)
    c. Contracts held for purposes
       other than trading that are
       not marked to market:
       (1) Gross positive fair
           value...........................     8749    67,896   8750            0    8751            0   8752          0  17.c.(1)
       (2) Gross negative fair
           value...........................     8753    74,398   8754            0    8755            0   8756          0  17.c.(2)
                                                ----------------------------------------------------------------------


Memoranda                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------

1.-2. Not applicable.................................................................
3.    Unused commitments with an original maturity exceeding one year that are         RCF
      reported in Schedule RC-L, items 1.a through 1.e, above (report only the unused  ---
      portions of commitments that are fee paid or otherwise legally binding)........  3833     3,860,660     M.3.
                                                                     RCF
      a. Participations in commitments with an original              ---
         maturity exceeding one year conveyed to others............  3834      71,368                         M.3.a.

4.    To be completed only by banks with $1 billion or more in total assets:
      Standby letters of credit and foreign office guarantees (both financial and      RCF
      performance) issued to non-U.S. addressees (domicile) included in                ---
      Schedule RC-L, items 2 and 3, above............................................  3377         N/A       M.4.
5.    Installment loans to individuals for household, family and other personal expenditures that have been securitized and sold  (with servicing retained),
      amounts outstanding by type of loan:                                             RCF
      a. Loans to purchase private passenger automobiles                               ---
         (to be completed for the September report only).............................  2741          N/A      M.5.a.
      b. Credit cards and related plans (TO BE COMPLETED QUARTERLY)..................  2742     3,340,000     M.5.b.
      c. All other consumer installment credit (including mobile home loans)
         (to be completed for the September report only).............................  2743          N/A      M.5.c.


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-17
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [27]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-M -- Memoranda

                                                                                                           C465 <-
                                                                                             -------------------
                                                                                    Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------
1. Extensions of credit by the reporting bank to its executive officers, directors,
   principal shareholders, and their related interests as of the report date:                RCF
   a. Aggregate amount of all extensions of credit to all executive officers, directors,     ---
      principal shareholders and their related interests...................................  6164   189,738    1.a.
   b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or
      5 percent of total capital as defined for this purpose in agency    RCF     Number
                                                                          ---     ------
     regulations....................................................      6165         8    RCF                1.b.
2. Federal funds sold and securities purchased under agreements to resell with U.S.          ---
   branches and agencies of foreign banks(1) (included in Schedule RC, item 3).............  3405         0    2.
3. Not applicable.
4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
   a. Mortgages serviced under a GNMA contract.............................................  5500         0    4.a.
   b. Mortgages serviced under a FHLMC contract:
      (1) Serviced with recourse to servicer...............................................  5501         0    4.b.1
      (2) Serviced without recourse to servicer............................................  5502         0    4.b.2
   c. Mortgages serviced under a FNMA contract:
      (1) Serviced under a regular option contract.........................................  5503         0    4.c.1
      (2) Serviced under a special option contract.........................................  5504         0    4.c.2
   d. Mortgages serviced under other servicing contracts...................................  5505         0    4.d.
5. To be completed only by banks with $1 billion or more in total assets:
   Customers' liability to this bank on acceptances outstanding (sum of items 5.a and 5.b must equal Schedule RC, item 9):
   a. U.S. addressees (domicile)...........................................................  2103     5,632    5.a.
   b. Non-U.S. addressees (domicile).......................................................  2104       N/A    5.b.
6. Intangible assets:
   a. Mortgage Servicing Rights............................................................  3164         0    6.a.
   (1) Estimated fair value of mortgage servicing assets...................................  A590         0    6.a.1
  b. Other identifiable intangible assets:
      (1) Purchased credit card relationships..............................................  5506    31,560    6.b.1
      (2) All other identifiable intangible assets.........................................  5507    21,513    6.b.2
   c. Goodwill.............................................................................  3163    90,209    6.c.
   d. Total (sum of items 6.a, 6.b.1, 6.b.2, and 6.c) (must equal Schedule RC, item 10)....  2143   143,282    6.d.
   e. Amount of intangible assets (included in item 6.b.(2) above) that have been
      grandfathered or are otherwise qualifying for regulatory capital purposes............  6442         0    6.e.
7. Mandatory convertible debt, net of common or perpetual preferred stock
   dedicated to redeem the debt............................................................  3295         0    7.
                                                                                             --------------

---------------

(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-18
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [28]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-M -- Continued

                                                                                          Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
 8. a.   Other real estate owned:
         (1)  Direct and indirect investments in real estate ventures.......................  RCF  5372              0    8.a.1
         (2)  All other real estate owned:
              (a)  Construction and land development in domestic offices....................  RCON 5508              0    8.a.2.a
              (b)  Farmland in domestic offices.............................................  RCON 5509              0    8.a.2.b
              (c)  1-4 family residential properties in domestic offices....................  RCON 5510          3,102    8.a.2.c
              (d)  Multifamily (5 or more) residential properties in domestic offices.......  RCON 5511              0    8.a.2.d
              (e)  Nonfarm nonresidential properties in domestic offices....................  RCON 5512          5,791    8.a.2.e
              (f)  In foreign offices.......................................................  RCF  5513              0    8.a.2.f
         (3)  Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7).....  RCF  2150          8,893    8.a.
    b.   Investments in unconsolidated subsidiaries and associated companies:
         (1)  Direct and indirect investments in real estate ventures.......................  RCF  5374              0    8.b.1
         (2)  All other investments in unconsolidated subsidiaries and associated
              companies.....................................................................  RCF  5375          6,860    8.b.2
         (3)  Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8).....  RCF  2130          6,860    8.b.3
 9. Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
    item 23, "Perpetual preferred stock and related surplus"................................  RCF  3778              0    9.
10. Mutual fund and annuity sales in domestic offices during the quarter (include proprietary, private label, and third party products):
    a.   Money market funds.................................................................  RCON 6441         25,030    10.a.
    b.   Equity securities funds............................................................  RCON 8427         50,209    10.b.
    c.   Debt securities funds..............................................................  RCON 8428         17,981    10.c.
    d.   Other mutual funds.................................................................  RCON 8429              0    10.d.
    e.   Annuities..........................................................................  RCON 8430         41,480    10.e.
    f.   Sales of proprietary mutual funds and annuities (included in items 10.a through
         10.e above)........................................................................  RCON 8784         86,597    10.f.
11.  Net unamortized realized deferred gains (losses) on off-balance sheet derivative
     contracts included in assets and liabilities reported in Schedule RC...................  RCF  A525             15    11
12.  Amount of assets netted against nondeposit liabilities and deposits in foreign offices (other than insured branches in Puerto Rico and U.S. territories and possessions) on the balance sheet (Schedule RC) in accordance with generally accepted
     accounting principles (1)..............................................................  RCF  A526              0    12
13.  Outstanding principal balance of loans other than 1-4 family residential mortgage loans that are serviced for others (to be completed if this balance is more than
     $10 million and exceeds ten percent of total assets)...................................  RCF   A591             0    13




Memorandum                                                                                Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
     1.  Reciprocal holdings of banking organizations' capital instruments
         (to be completed for the December report only)....................................   RCF   3836           N/A    M.1
                                                                                              ------------------------

----------------
(1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-19
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [29]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-N -- Past Due and Nonaccrual Loans, Leases, and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 10, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                                            C470 <-
                                                                            Dollar Amounts in Thousands
                                                              -----------------------------------------------------------
                                                              --(Column A)--      --(Column B)--       ---(Column C)---
                                                                Past due 30         Past due 90            Nonaccrual
                                                              through 89 days      days or more
                                                                 and still           and still
                                                                 accruing            accruing
                                                               RCF                RCF                RCF
1. Loans secured by real estate:                               ---                ---                ---
   a.   To U.S. addressees (domicile)...................       1245               1246     19,405    1247     53,109        1.a.
   b.   To non-U.S. addressees (domicile)...............       1268               1249          0    1250          0        1.b.
2. Loans to depository institutions and acceptances of
   other banks:                                                RCF                RCF                RCF
   a.   To U.S. banks and other U.S. depositary                ---                ---                ---
        institutions....................................       5377               5378          0    5379          0        2.a.
   b.   To foreign banks................................       5380               5381          0    5382          0        2.b.
3. Loans to finance agricultural production and other
   loans to farmers.....................................       1594               1597        155    1583        957        3.
4. Commercial and industrial loans:
   a.   To U.S. addressees (domicile)...................       1251               1252      8,791    1253     25,638        4.a.
   b.   To non-U.S. addressees (domicile)...............       1254               1255          0    1256          0        4.b.
5. Loans to individuals for household, family, and other
   personal expenditures:                                      RCF                RCF                RCF
                                                               ---                ---                ---
   a.   Credit cards and related plans..................       5383               5384    182,070    5385          0        5.a.
   b.   Other (includes single payment, installment, and
        all student loans)..............................       5386               5387     41,126    5388      6,787        5.b.
6. Loans to foreign governments and official
   institutions.........................................       5389               5390          0    5391         0         6.
7. All other loans......................................       5459               5460          1    5461        119        7.
8. Lease financing receivables:
   a.   Of U.S. addressees (domicile)...................       1257               1258      2,921    1259      1,426        8.a.
   b.   Of non-U.S. addressees (domicile)...............       1271               1272          0    1791         0         8.b.
9. Debt securities and other assets (exclude other real
   estate owned and other repossessed assets)...........       3505               3506          0    3507         0         9.
                                                               ----------------------------------------------------------

==========================================================================================================================

Amounts reported in items 1 through 8 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

                                                            -------------------------------------------------------
                                                            RCFD Bil Mil Thou  RCFD Bil Mil Thou  RCFD Bil Mil Thou
-------------------------------------------------------------------------------------------------------------------
 10. Loans and leases reported in items 1 through 8 above   RCF                RCF                RCF
     which are wholly or partially guaranteed by the U.S.   ---                ---                ---
     Government...........................................  5612               5613     19,479    5614      2,719    10.
     a.   Guaranteed portion of loans and leases included
          in item 10 above................................  5615               5616     19,464    5617      1,980    10.a.
                                                            -----------------------------------------------------

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-20
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [30]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-N -- Continued




                                                                                                               C473 <-
                                                                              Dollar Amounts In Thousands
                                                      -------------------------------------------------------
                                                      --(Column A)--     --(Column B)--       --(Column C)--
Memoranda                                               Past due 30        Past due 90        Nonaccrual
                                                        through 89        days or more
                                                      days and still       and still
                                                         accruing           accruing
                                                      -------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
1. Restructured loans and leases included in
   Schedule RC-N, items 1 through 8, above            RCF                RCF                RCF
   (and not reported in Schedule RC-C, Part 1,        ---                ---                ---
   Memorandum item 2)................................ 1658               1659               1661               M.1.
2. Loans to finance commercial real estate,
   construction, and land development activities      RCF                RCF                RCF
   (not secured by real estate) included in Schedule  ---                ---                ---
   RC-N, items 4 and 7, above........................ 6558               6559       440     6560       281     M.2.
3. Loans secured by real estate in domestic offices
   (included in Schedule RC-N, item, 1 above):        RCON               CON                CON
                                                      ----               ---                ---
   a. Construction and land development.............. 2759               2769     1,919     3492     2,804     M.3.a.
   b. Secured by farmland............................ 3493               3494       213     3495        20     M.3.b.
   c. Secured by 1-4 family residential properties:
      (1) Revolving, open-end loans secured by 1-4    RCON               CON                CON
          family residential properties and extended  ----               ---                ---
          under lines of credit...................... 5398               5399     2,049     5400     4,989     M.3.c.1
      (2) All other loans secured by 1-4 family
          residential properties..................... 5401               5402     4,871     5403    26,927     M.3.c.2
   d. Secured by multifamily (5 or more) residential
      properties..................................... 3499               3500       131     3501        69     M.3.d.
   e. Secured by nonfarm nonresidential properties... 3502               3503    10,222     3504    18,300     M.3.e.


                                                      ---(Column A)---  ---(Column B)---
                                                         Past due          Past due 90
                                                        30 through 89     days or more
                                                        days and still      and still
                                                          accruing          accruing

4. Interest rate, foreign exchange rate, and other
   commodity and equity contracts:                    RCF                RCF
                                                      ---                ---
   a. Book value of amounts carried as assets........ 3522               3528            0                     M.4.a.
   b. Replacement cost of contracts with a positive
      replacement cost............................... 3529               3530            0                     M.4.b.
----------------------------------------------------------------------------------------------------------

Person to whom questions about the Reports of Condition and Income should be directed:
                                                                                                               C477 <-
                Name                    Title                   Area Code/Phone Number/Extension
8901     John Dible               8901  Sr. Regulatory Analyst 8902  614-248-8592


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                Vendor ID: D                                     RC-21
City, State  Zip:        COLUMBUS, OH  43271                            Transit #: 04400037                 Cert #:    06559
FDIC Certificate No.:    06559                                                                                            [31]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-O -- Other Data for Deposit Insurance and FICO Assessments

                                                                                                      C475 <-
                                                                           Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------
                                                                                            RCON
 1. Unposted debits (see instructions):                                                     ----
    a. Actual amount of all unposted debits...............................................  0030        N/A    1.a.
       OR
    b. Separate amount of unposted debits:
       (1) Actual amount of unposted debits to demand deposits............................  0031          0    1.b.1
       (2) Actual amount of unposted debits to time and savings deposits(1)...............  0032          0    1.b.2
 2. Unposted credits (see instructions):
    a. Actual amount of all unposted credits..............................................  3510        N/A    2.a.
       OR
    b. Separate amount of unposted credits:
       (1) Actual amount of unposted credits to demand deposits...........................  3512          0    2.b.1
       (2) Actual amount of unposted credits to time and savings deposits(1)..............  3514          0    2.b.2
 3. Uninvested trust funds (cash) held in bank's own trust department (not included
    in total deposits in domestic offices)................................................  3520          0    3.
 4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in
    Puerto Rico and U.S. territories and possessions (not included in total deposits):
    a. Demand deposits of consolidated subsidiaries.......................................  2211     12,965    4.a.
    b. Time and savings deposits(1) of consolidated subsidiaries..........................  2351      8,480    4.b.
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries...............  5514          0    4.c.
 5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
    a. Demand deposits in insured branches (included in Schedule RC-E, Part II)...........  2229          0    5.a.
    b. Time and savings deposits(1) in insured branches (included in Schedule RC-E,
       Part II)...........................................................................  2383          0    5.b.
    c. Interest accrued and unpaid on deposits in insured branches
       (included in Schedule RC-G, item 1.b)..............................................  5515          0    5.c.
 6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit
    liabilities of the reporting bank:                                                      RCON
    a. Amount reflected in demand deposits (included in Schedule RC-E, Part I,              ----
       Memorandum item 4 or 5 column B).................................................... 2314          0    6.a.
    b. Amount reflected in time and savings deposits(1) (included in Schedule RC-E,
       Part I, Item 4 or 5, column A or C, but not column B)............................... 2315          0    6.b.
 7. Unamortized premiums and discounts on time and savings deposits:(1)
    a. Unamortized premiums...............................................................  5516      1,574    7.a.
    b. Unamortized discounts..............................................................  5517          0    7.b.
 8. To be completed by banks with "Oakar deposits."
    a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than
       insured branches in Puerto Rico and U.S. territories and possessions):               RCON
       (1) Total deposits purchased or acquired from other FDIC-insured institutions        ----
       during the quarter...............................................................    A531  9,830,867    8.a.1
                                                                                            RCO
       (2) Amount of purchased or acquired deposits reported in item 8.a.(1) above          ---
       attributable to SAIF; SAIF members report deposits attributable to BIF)...........   A532    914,673    8.a.2
    b. Total deposits sold or transferred during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than
       insured branches in Puerto Rico and U.S. territories and possessions).............   A533        N/A    8.b


---------------

(1) For FDIC and FICO insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-22
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [32]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-O -- Continued

                                                                               Dollar Amounts in Thousands
 ---------------------------------------------------------------------------------------------------------------------
                                                                                                       RCON
                                                                                                       ----
 9. Deposits in lifeline accounts.........................................................             5596                9
10. Benefit-responsive "Depository Institution Investment Contracts" (included in total
    deposits in domestic offices).........................................................             8432          0    10
11. Adjustments to demand deposits in domestic offices and in insured branches in
    Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
    a. Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and
       savings associations and insured branches in Puerto Rico and U.S. territories                   RCON
       and possessions that were reported on a gross basis in Schedule RC-E had                        ----
       been reported on a net basis.......................................................             8785        0      11.a
    b. Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other
       U.S. banks (other than insured branches in Puerto Rico and U.S.
       territories and possessions) that were reported on a net basis in Schedule
       RC-E had been reported on a gross basis............................................             A181        0      11.b
    c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S.
       territories and possessions in Schedule RC-E.......................................             A182        0      11.c
12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
    a.  Amount of assets netted against demand deposits...................................             A527        0      12.a
    b.  Amount of assets netted against time and savings deposits.........................             A528        0      12.b


Memoranda (To be completed each quarter except as noted)
                                                                                            Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------
1.  Total deposits in domestic offices of the bank (sum of Memorandum items 1.a.(1)
    and 1.b.(1) must equal Schedule RC, item 13.a):                                      RCON
    a. Deposit accounts of $100,000 or less:                                             ----
       (1) Amount of deposit accounts of $100,000 or less..............................  2702              11,125,220   M.1.a1
       (2) Number of deposit accounts of $100,000 or less         RCON      Number
           (to be completed                                       ----    ---------
           for the June report only)............................. 3779    1,836,803                                     M.1.a2
    b. Deposit accounts of more than $100,000:
       (1) Amount of deposit accounts of more than $100,000............................  2710               4,329,262   M.1.b1
                                                                  RCON      Number
                                                                  ----    ---------
       (2) Number of deposit accounts of more than $100,000.....  2722       13,103                                     M.1.b2

2.  Estimated amount of uninsured deposits in domestic offices of the bank:
    a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item
       1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

       Indicate in the appropriate box at the right whether your bank has a method or    RCON                 YES/NO
       procedure for determining a better estimate of uninsured deposits than the        ----                 ------
       estimate described above...................................................       6861                   NO      M.2.a
    b. If the box marked YES has been checked, report the estimate of uninsured
       deposits determined by using your bank's method or procedure....................  5597                   N/A     M.2.b
3.  Has the reporting institution been consolidated with a parent bank or savings association in that parents bank's or parent savings association's
    Call Report of Thrift Financial Report ?
    If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:
             TEXT                                                                        RCO             FDIC Cert No.
                                                                                         ---                    N/A     M.3
                                                                                         A545


Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                Vendor ID: D                                     RC-33
City, State  Zip:        COLUMBUS, OH  43271                            Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [23]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-R -- Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1996, must complete items 2 through 9 and Memoranda items 1 and 2. BANKS WITH ASSETS OF LESS THAN $1 BILLION MUST COMPLETE ITEMS 1 THROUGH 3 BELOW OR SCHEDULE
RCR IN ITS ENTIRETY, DEPENDING ON THEIR RESPONSE TO ITEM 1 BELOW.

                                                                                                                            C480 <-
1.   Test for determining the extent to which Schedule RC-R must be completed.
     To be completed only by banks with total assets of less than $1 billion.             RCF            YES / NO
     Indicate in the appropriate box at the right whether the bank has total              ----
     capital greater than or equal to eight percent of adjusted total assets........      6056              YES          1.
          For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
            If the box marked YES has been checked, then the bank only has to complete item 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
            A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

NOTE: All Banks are required to complete items 2 and 3 below


                                                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------
2.  Portion of qualifying limited-life capital instruments (original
    weighted average maturity of at least five years) that is includible                RCF
    in Tier 2 capital:                                                                  ---
    a.  Subordinated debt (1) and intermediate term preferred stock.................    A515                547,015      2.a
    b.  Other limited-life capital instruments......................................    A516                      0      2.b
3.  Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analysis consistant with applicable capital standards):
    a.  Tier 1 capital..............................................................    8274              2,203,411      3.a
    b.  Tier 2 capital..............................................................    8275                873,038      3.b
    c.  Total risk-based capital....................................................    3792              3,076,450      3.c
    d.  Excess allowance for loan and lease losses
        (amount that exceeds 1.25% of gross risk-weighted assets)...................    A222                222,867      3.d
    e.  Net risk-weighted assets (gross risk-weighted assets less excess
        allowance reported in item 3.d above and all other deductions)...............    A223              25,854,013     3.e
    f.  "Average total assets" (quarterly average reported in Schedule RC-K,
        item 9, less all assets deducted from Tier 1 capital)(2)....................     A224              25,972,383     3.f




Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                                                                --(Column A)--       --(Column B)--
                                                                                                         Credit
                                                                                                       Equivalent
                                                                                Assets Recorded      Amount of Off-
                                                                                 on the Balance      Balance Sheet
                                       Dollar Amounts in Thousands                    Sheet              Items(3)
--------------------------------------------------------------------------------------------------------------------
4.   Assets and credit equivalent amounts of off-balance sheet items assigned   RCF
     to the Zero percent risk category:                                         ---                 RCF
     a.   Assets recorded on the balance sheet................................  5163   1,649,981    ---                  4.a.
     b.   Credit equivalent amount of off-balance sheet items.................                      3796          0      4.b


---------------

(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                Vendor ID: D                                     RC-24
City, State  Zip:        COLUMBUS, OH  43271                            Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [34]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


Schedule RC-R -- Continued

                                                                        --(Column A)--        --(Column B)--
                                                                                            Credit Equivalent
                                                                      Assets Recorded on         Amount
                                                                             the             of Off-Balance
                                         Dollar Amounts in Thousands     Balance Sheet        Sheet Items(2)
------------------------------------------------------------------------------------------------------------
5.  Assets and credit equivalent amounts of off-balance sheet items   RCF
    assigned to the 20 percent risk category:                         ---                    RCF
    a. Assets recorded on the balance sheet.........................  5165     2,621,138     ---                 5.a
    b. Credit equivalent amount of off-balance sheet items.................................  3801    583,806     5.b.
6.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 50 percent risk category:
    a. Assets recorded on the balance sheet.........................  3802     1,890,908                         6.a.
    b. Credit equivalent amount of off-balance sheet items.................................. 3803    386,684     6.b.
7.  Assets and credit equivalent amounts of off-balance sheet items assigned to the 100 percent risk category:
    a. Assets recorded on the balance sheet.........................  3804    20,457,398                         7.a.
    b. Credit equivalent amount of off-balance sheet items.................................. 3805  3,869,697     7.b.
8.  On-balance sheet asset values excluded from and deducted in
    the calculation of the risk-based capital ratio(2)..............  3806       132,092                         8.
9.  Total assets recorded on the balance sheet (sum of items 4.a,
    5.a, 6.a, 7.a, and 8, column A) (must equal Schedule RC, item 12
    plus items 4.b and 4.c).........................................  3807    26,751,517                         9.
                                                                      --------------------------------------

Memoranda


                                                     Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------
                                                                                   RCF
1.  Current credit exposure across all off-balance sheet derivative contracts      ---
    covered by the risk-based capital standards.................................   8764          68,271          M.1.
                                                                                   --------------------

                                                               ---With a remaining maturity of---
                                                   ------------------------------------------------------
                                                      --(Column A)--     --(Column B)--   --(Column C)--
                                                                         Over one year
                                                                          through five       Over five
                                                     One year or less         years            years

2.  Notional principal amounts of off-balance       RCF                   RCF              RCF
    sheet derivative contracts:(3)                  ---                   ---              ---
    a. Interest rate contracts....................  3809     2,859,429    8766  10,822,365 8767 3,294,756   M.2.a.
    b. Foreign exchange contracts.................  3812           N/A    8769         N/A 8770       N/A   M.2.b.
    c. Gold contracts.............................  8771           N/A    8772         N/A 8773       N/A   M.2.c.
    d. Other precious metals contracts............  8774           N/A    8775         N/A 8776       N/A   M.2.d.
    e. Other commodity contracts..................  8777           N/A    8778         N/A 8779       N/A   M.2.e.
    f. Equity derivative contracts................  A000           N/A    A001         N/A A002       N/A   M.2.f.
                                                    -----------------------------------------------------

---------------

(1) Do not report in column B the risk-weighted amount of assets reported in column A.

(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g., futures contracts) not subject to risk-based capital item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Legal Title of Bank:     BANK ONE, NA                                   Call Date: 06/30/97                 State #:   FFIEC  031
Address:                 100 EAST BROAD STREET, OH1-1066                 Vendor ID: D                                     RC-25
City, State  Zip:        COLUMBUS, OH  43271                             Transit #: 04400037
FDIC Certificate No.:    06559                                                                                            [35]
Transmitted to EDS as 0054682 on 07/30/97 at 12:04:10 CST


              Optional Narrative Statement Concerning the Amounts
                Reported in the Reports of Condition and Income

                  Bank One, NA         Columbus             OH
                  ------------         --------             --
               Legal Title of Bank       City              State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public.

BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS. REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMER.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statements accuracy.

If, subsequent to the original submission, material changes are submitted for the date reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank at its option, may replace it with a statement appropriate to the amended area.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank.

THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.
-------------------------------------------------------------------------------
                                                           C471  C472 <-

                                                           RCON
                                                           ----
X= NO COMMENT  Y= COMMENT..............................   6979       Y

BANK MANAGEMENT STATEMENT (please type or print clearly):
TEXT (70 characters per line)

        During the quarter, the bank merged with 16 other
        Ohio based Banc One affiliate banks. This merger resulted in increases of approximately $14.5 billion in assets, $10.5 billion in deposits and $1.4 billion in capital. The income amounts reported reflect year-to-date income for all merged banks. The acquired deposits reported on Schedule RC-O Items 8.a(1) and 8.a(2) reflect the deposits of all other banks involved in the merger.


        /S/ illegible                           7/31/97
        --------------------------------------------------------
        Signature of Executive Officer of Bank  Date of Signature


                   THIS PAGE IS TO BE COMPLETED BY ALL BANKS





                                                                            [33]
BANK ONE, NA                                    OMB No. For FDIC: 1557-0081
100 EAST BROAD STREET, OH1-1066                 OMB No. For FDIC: 3064-0052
COLUMBUS, OH  43271                      OMB No. For Federal Reserve: 7100-0036
                                                 Expiration Date: 3/31/2000

                                                                                                           SPECIAL REPORT C700 <-

                                                                                        Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
                                                                                    Close of Business Date:  FDIC Cert.#
                                                                                         6/30/97                06559


--------------------------------------------------------------------------------
LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
--------------------------------------------------------------------------------

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extension of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a).
(Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Section 215.2 and 215.3 of Title 12 of the Code of Federal Regulations. (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit", respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

                                                                                          RCF
                                                                                          ---
a.  Number of loans made to executive officers since the previous Call Report date....... 3561                 2   a.
b.  Total dollar amount of above loans (in thousands of dollars)......................... 3562                29   b.
c.  Range of interest charged on above loans                        RCF     From          RCF               TO
                                                                    ---     ----          ---               --
    (example: 9-3/4% = 9.75)........................................7701    9.50%         7702             17.90%  c.



--------------------------------------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT:                          DATE (month, Day, Year):
     NAME AND TITLE OF PERSON TO
     WHOM INQUIRIES MAY BE DIRECTED: (TEXT)                                     AREA CODE/PHONE NUMBER/EXTENSION: (TEXT)
8903 ________________________________                                         8904 _____________________________________

8903 ________________________________

-------------------------------------------------------------------------------------------------------------------------


FDIC / 53 (12-92)